Prospectus Supplement (To Prospectus dated October 7, 2005)	Filed Pursuant to Rule 424(b)(3) and 424(c) Commission File No. 333-126487

27,772,411 Shares

Common Stock

This prospectus supplement supplements the prospectus dated October 7, 2005, which relates to the shares of our common stock that may be sold by the selling stockholders named therein.

This prospectus supplement should be read in connection with, and may not be delivered or utilized without, the prospectus dated October 7, 2005, and the prospectus supplements dated November 2, 2005, December 1, 2005, December 2, 2005, March 23, 2006, April 7, 2006 and April 27, 2006. This prospectus supplement is qualified by reference to the prospectus and the prospectus supplements, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the prospectus dated October 7, 2005, or the prospectus supplements dated November 2, 2005, December 1, 2005, December 2, 2005, March 23, 2006, April 7, 2006 and April 27, 2006.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 1, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________

FORM 8-K
__________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 17, 2006

Shells Seafood Restaurants, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28258	65-0427966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16313 N. Dale Mabry Hwy, Suite 100, Tampa, FL	33618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:      (813) 961-0944

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The information under Item 2.01 of this Current Report on Form 8-K is incorporated under this Item 1.01 as if set forth herein.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On April 17, 2006, Shells Seafood Restaurants, Inc. (the “Company”) excercised its option to purchase the Shells Seafood Restaurant location at 3415 College Road, Ocala, Florida (the “Ocala Location”) for a purchase price of $1.41 million pursuant to the Lease, dated September 20, 1996, by and between the Company and Ocala Joint Venture. Immediately following such purchase, the Company completed a sale and leaseback transaction (the “Sale and Leaseback Transaction”) with FRI Fish LLC, pursuant to which the Company sold and simultaneously leased back the Ocala Location. In connection with the Sale and Leaseback Transaction, the Company entered into a Purchase and Sale Agreement, dated April 17, 2006, with FRI Fish LLC (the “Purchase and Sale Agreement”) pursuant to which it sold the Ocala Location to FRI Fish LLC for $1.65 million. In addition, the Company entered into a Land and Building Lease, dated April 17, 2006, with FRI Fish LLC (the “Lease Agreement”) pursuant to which FRI Fish LLC agreed to lease the Ocala Location to the Company for a period of twenty years. FRI Fish LLC is affiliated with Drawbridge Global Funds, a beneficial owner of greater than 5% of the Company’s common stock. The consideration paid upon the consummation of the Sale and Leaseback Transaction was determined based on arms’ length negotiations between FRI Fish LLC and the Company. A copy of the Purchase and Sale Agreement as well as the Lease Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Purchase and Sale Agreement, dated April 17, 2006, between the Company and FRI Fish, LLC.

	10.2	Land and Building Lease, dated April 17, 2006, between the Company and FRI Fish, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date : April 21, 2006	SHELLS SEAFOOD RESTAURANTS, INC.

	By:	/s/ Warren R. Nelson
	Name:	Warren R. Nelson
	Title:	Vice President and Chief Financial Officer

2

Exhibit 10.1

                           PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN

                        SHELLS SEAFOOD RESTAURANTS, INC.
                                    AS SELLER

                                       AND

                                  FRI FISH LLC
                                    AS BUYER

                           PURCHASE AND SALE AGREEMENT

      This PURCHASE AND SALE AGREEMENT ("Agreement") is entered into as of April
13, 2006, by and between SHELLS SEAFOOD RESTAURANTS, INC. ("Seller"), and FRI
Fish LLC, a Delaware limited liability company ("Buyer"). Buyer and Seller are from time to time referred to herein individually as a "Party", and collectively as the "Parties."

                                R E C I T A L S:

      A. Seller owns one (1) Shells restaurant real property (the "Property")
more particularly described as follows:

      I. All of the "Real Property" ("Real Property"), collectively described as follows: good and indefeasible title in fee simple to the land described on
Schedule 1 attached hereto (collectively, the "Land"), together with all rights and interests appurtenant thereto, including, without limitation, Seller's right, title, and interest in and to all (A) adjacent streets, alleys, rights-of-way and any adjacent strips or gores of real estate; (B) buildings, structures and other improvements located on the Land (the "Improvements"); and
(C) the fixtures located at or in the Land or Improvements, other than certain movable trade fixtures more particularly described in the Lease Agreement (as defined below); and

      II. The following equipment located at any of the Real Property on the
Closing Date (collectively, the "Personal Property"): walk-in coolers/refrigerator, freezers, HVAC equipment and hoods.

      B. Seller desires to sell to Buyer, and Buyer desires to purchase from
Seller, the Property subject to the terms and conditions set forth in this
Agreement.

      C. Upon the consummation of the transactions contemplated herein, Seller desires to lease from Buyer, and Buyer desires to lease to Seller, the Property pursuant to certain Lease Agreement (as defined below). Any capitalized term used herein but not defined herein shall have the meaning set forth in the form
Lease Agreement attached hereto as Exhibit A .

                               A G R E E M E N T:

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Seller and Buyer agree as follows:

      1. Conveyance of Property. On the terms and subject to the conditions set forth in this Agreement, at Closing (as hereinafter defined), Seller shall sell, convey and assign to Buyer, and Buyer shall buy and accept from Seller, the
Property.

      2. Purchase Price. Subject to the terms of this Agreement, the purchase price (the "Purchase Price") for the Property shall be $1,650,000.00, payable in cash by Buyer to Seller at Closing. The Purchase Price shall be paid to
LandAmerica National Commercial Services, 450 South Orange Ave, Suite 170,
Orlando, FL 32801 Attn: Susan Vanderjagt (the "Title Company") to be held in an escrow (the "Escrow") at Title Company on behalf of the Parties and distributed by Title Company at Closing as designated by closing instructions agreed upon by
Buyer, Seller and Title Company prior to the Closing Date.

      3. Property Documents. Not more than five (5) business days following the date hereof, Seller shall deliver to Buyer, the documents set forth in subsections (a) through (n) of this Section 3 (collectively, the "Property
Documents"), if available, or with respect to documents not in Seller's possession and referenced as subsections (a), (b), and (c), has engaged directly third parties (including, without limitation, appraisers, environmental consultants, Title Company and surveyors), at Buyer's request, in connection with the preparation of Property Documents. The scope of any such engagement with third parties shall be subject to Buyer's prior written approval (not to be unreasonably withheld).

      (a) Commitments for title insurance covering each fee estate in the Real
Property ("Title Commitment") from Title Company, setting forth the status of title to the Real Property, showing all matters of record affecting the Real
Property, together with a true, complete and legible copy of all documents referred to in the Title Commitment;

      (b) Current ALTA Land Title "As Built" Survey ("Survey") for the Real
Property, containing the certification set forth on Exhibit B, as the same may be required to be modified (subject to Buyer's consent, which shall not be unreasonably withheld) to conform with requirements of particular jurisdictions and surveys;

      (c) Intentionally Deleted;

      (d) Evidence of insurance covering the Property as required pursuant to the Lease Agreement;

      (e) Use permit and any additional required governmental permits or licenses regarding the construction, occupancy and operation of the Property;

      (f) Certificate of occupancy regarding the Real Property;

      (g) Profit and loss statements and balance sheets (consolidated and consolidating) for Seller, and profit and loss statements regarding the
Property, each covering the trailing twelve (12) month period, and for calendar years ending 2005, 2004 and 2003, and such other financial statements and information as Buyer reasonably shall have requested regarding Seller and the
Property;

      (h) Any engineering reports in Seller's possession or control regarding the Real Properties, including without limitation a description of any deferred maintenance and repairs and an estimate of the cost thereof, and a reliance letter in favor of Buyer for each such report from the person or entity that prepared same;

      (i) UCC, litigation and tax lien searches from a commercially recognized search company regarding the Property and Seller;

      (j) Zoning permits and regulations (if available) and other evidence of proper zoning (e.g. zoning letters or zoning reports), as available; and if legal non-conforming uses exist, evidence that the improvements may be rebuilt to existing specifications following a casualty or condemnation;

      (k) Final "As Built" plans and specifications for the Real Property;

      (l) Any and all studies, data, reports, agreements, licenses, leases, environmental assessments, surveys, reports, documents, plans, maps, and permits in Seller's possession or control concerning the Property (to the extent not already delivered to Buyer pursuant to subsections (a) - (k), above); and

      (m) Such other information regarding Seller or the Property that Buyer reasonably may have requested.

4.       Right of Entry, Inspection.

(a)      From and including the date hereof through and including the Closing
         Date, Seller shall afford Buyer and its representatives a continuing right to inspect the Property and the Property Documents and Seller hereby grants to Buyer and Buyer's agents, employees and consultants a nonexclusive license to enter upon the Real Property for the purpose of allowing Buyer to conduct whatever soil and engineering tests, feasibility studies, surveys and other physical examinations of the
         Property Buyer deems appropriate, provided Buyer gives Seller prior notice of such intended entry. Buyer will not perform any invasive testing at any of the Property without Seller's prior written consent, which shall not be unreasonably withheld. Buyer shall at all times use reasonable efforts not to unreasonably interfere with the conduct of
         Seller's business at the Property. Buyer agrees to provide copies to
         Seller of all reports, tests, and studies received by Seller regarding the Real Property.

(b)      In the event of any damage to the Property caused by Buyer, its agents, engineers, employees or contractors, Buyer shall pay the cost incurred by Seller to restore the Property to the condition existing prior to the performance of such tests, investigations or studies. Buyer shall protect, defend, indemnify and hold Seller harmless from any and all liability, claims, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and costs) suffered or incurred by Seller for injury to persons or property caused by Buyer's investigations, studies, tests and inspections of the Property.
         However, Buyer shall have no liability for any liability, claims, losses, costs and expenses attributable to the acts or omissions of
         Seller or Seller's agents, employees, invitees or licensees or resulting from latent defects or Hazardous Materials within, on, under or adjacent to the Property.

5.       Title and Other Defects.

(a)      Buyer shall have the right, at any time prior to the Closing Date (as defined in Section 7 hereof), to deliver written notice to Seller objecting to any material adverse matters reflected in the Survey or
         Title Commitment (any such writing, a "Title Notice Letter"). All matters set forth in Survey or Title Commitment to which Buyer delivers a Title Notice Letter, and all matters which are listed on the Title
         Commitment as requirements of Title Company to issue the applicable final title insurance policy (other than those requirements which relate to documents or other items to be provided by Buyer), are referred to herein as "Disapproved Exceptions." All matters set forth in the Title Commitment or Survey which are not Disapproved Exceptions are referred to herein as "Permitted Exceptions." Seller, at its sole cost and expense, may elect to cure (to Buyer's satisfaction, in its sole discretion) or caused to be removed from the Title Commitment all
         Disapproved Exceptions on or before the Closing Date. If Seller does not cause all Disapproved Exceptions to be removed or cured (to Buyer's satisfaction, in its sole discretion) from the Title Commitment on or before the Closing Date, Buyer may elect, in its sole discretion, to either (i) purchase the Property without a reduction in the Purchase
         Price, or (ii) terminate this Agreement.

(b)      In addition Buyer's right to notify Seller of any Disapproved
         Exceptions (as described in subsection 5(a), above), Buyer shall have the right, at any time prior to the Closing Date, to deliver written notice to Seller objecting to any other material adverse matters regarding the Property, including without limitation regarding the physical condition, legal or zoning condition, location or sales volume of the Property. If Seller does not cause all such matters to be cured
         (to Buyer's satisfaction, in its reasonable discretion) on or before the Closing Date for the Property, then Buyer may elect, in its sole discretion, to either (i) purchase the Property without a reduction in the Purchase Price; or (ii) terminate this Agreement.

6.       Representations, Warranties and Additional Covenants.

(a)      Seller's Representations and Warranties. Seller hereby represents and warrants to Buyer that as of the date of this Agreement and as of the
         Closing:

      (i)   Qualification and Authority. Shells Seafood Restaurants, Inc., is a
            Delaware corporation, duly organized, validly existing and in good standing under the laws of the state where the Real Property is located. Seller has the right, power, and authority to execute, deliver, and perform this Agreement. This Agreement, when executed and delivered by Seller and Buyer, shall constitute the valid and binding agreement of Seller, and shall be enforceable against Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors'
            rights generally and by general equitable principles. All requisite authorizations, consents, resolutions and actions on the part of
            Seller have been obtained, adopted or taken, as applicable, by
            Seller (and its affiliates as and if required) in connection with making and entering into this Agreement and the consummation of the purchase and sale provided for herein, and no consents or approvals are required from any party which is not a party to this Agreement in order to consummate such purchase and sale. Neither this
            Agreement nor the consummation of any of the transactions
            contemplated hereby violates or shall violate any provision of any agreement or document to which Seller is a party or to which Seller is bound.

      (ii)  Bankruptcy. Neither Seller nor any entity or person in Control of, having Control over, or under common Control with Seller, regardless of the number of tiers of ownership, is bankrupt under the Federal
            Bankruptcy Code, or has filed for protection or relief under any applicable bankruptcy or creditor protection statute or has been threatened by creditors with an involuntary application of any applicable bankruptcy or creditor protection statute. Seller is not entering into the transactions described in this Agreement with an intent to defraud any creditor or to prefer the rights of one creditor over any other. Seller and Buyer have negotiated this
            Agreement at arms-length and the consideration to be paid represents the fair market value for the assets to be transferred. As used in this Agreement, "Control" means ownership of voting securities sufficient to elect a majority of the board of directors of a corporation, or analogous ownership interests of non-corporate entities.

      (iii) Leases. There are no Leases encumbering the Real Property. As used herein, "Leases" means any lease, tenancy, license, sublease, assignment and/or other rental or occupancy agreement (including, without limitation, any and all guarantees of any of the foregoing)
            heretofore or hereafter entered into affecting the use, enjoyment or occupancy of the Real Property or any portion thereof, including any extensions, renewals, modifications or amendments thereof.

      (iv)  Compliance With Laws; Zoning. Except as set forth in Schedule
            6(a)(iv), to Seller's knowledge, without inquiry, (A) the Property is in material compliance with all applicable zoning, subdivision and land use laws, regulations and ordinances, all applicable health, fire, and building codes, and all other laws applicable to the Property, including without limitation the Americans with
            Disabilities Act (but excluding Environmental Laws, which are discussed below); (B) there are no illegal activities relating to controlled substances on the Real Property, (C) all required permits, licenses and certificates for the lawful use and operation of the Property, including, but not limited to, certificates of occupancy, or the equivalent, have been obtained and are current and in full force and effect; (D) in the event that all or any part of the Improvements located on the Real Property are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits, other than customary demolition, building and other construction related permits; (E) the Real
            Property contains enough permanent parking spaces (both regular spaces and handicap spaces) to satisfy all requirements imposed by applicable laws with respect to parking; (F) no legal proceedings are pending or, to the best knowledge of Seller, threatened with respect to the zoning of the Real Property; and (G) neither the zoning nor any other right to construct, use or operate the Real
            Property is in any way dependent upon or related to any real estate other than such Real Property.

      (v)   Property Condition; Defects. Except as set forth in Schedule
            6(a)(v), to Seller's knowledge, without inquiry, (A) there is no latent or patent structural or other material defect or deficiency in the Property; (B) city water supply, storm and sanitary sewers, and electrical, gas and telephone facilities are available to the
            Real Property within the boundary lines of such Real Property, are sufficient to meet the reasonable needs of the Real Property as presently contemplated to be used, and no other utility facilities are necessary to meet the reasonable needs of the Real Property as presently contemplated; (C) no part of the Real Property is within a flood plain and none of the Improvements create encroachment over, across or upon the Real Property's boundary lines, rights of way or easements, and no building or other improvements on adjoining land create such an encroachment; (D) access to the Real Property for the current and contemplated uses thereof is provided by means of dedicated, all weather public roads and streets which are physically and legally open for use by the public, or by private easements which are insured parcels under the applicable Title Commitment or
            Title Policy; and (E) any liquid or solid waste disposal, septic or sewer system located at the Real Property is in good and safe condition and repair and in compliance with all applicable law.

      (vi)  Taxes. All federal, state and local tax returns and reports of
            Seller required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges (including any payments in lieu of taxes) upon Seller and upon its properties, assets, income and franchises which are due and payable have been paid when due and payable, except for those taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established. There is not presently pending (and to the best of Seller's knowledge, there is not contemplated) any special assessment against the Property or any part thereof. No tax liens have been filed and to the best knowledge of Seller, no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Seller in respect of any taxes or other governmental charges are in accordance with generally accepted accounting principles, consistently applied.

      (vii) Contractual Obligations. To Seller's knowledge, Seller is not in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any material contractual obligation of Seller beyond any applicable notice and cure period, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.

      (viii) Disclosure. No financial statements or any other document, certificate or written statement furnished to Buyer by Seller and, to the best knowledge of Seller, no document or statement furnished by any third party on behalf of Seller, for use in connection with this Agreement or the transactions contemplated herein contains any untrue representation, warranty or statement of a material fact, and none omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.
            There is no material fact known to Seller that has had or will have a Material Adverse Effect and that has not been disclosed in writing to Buyer and Seller. As used herein, "Material Adverse Effect" means
            (A) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Seller with respect to such party taken as a whole, or (B) the material impairment of the ability of Seller to perform its material obligations under any of the Transaction Documents (as defined in
            Section 7, below) or (C) the material impairment of Buyer's rights or remedies under any of the Transaction Documents. In determining whether any individual event would result in a Material Adverse
            Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then occurring events and existing conditions would result in a Material Adverse
            Effect.

      (ix)  Suits, Judgments and Liens. Except as expressly set forth on
            Schedule 6(a)(ix), (A) there are no lawsuits, claims, suits, or legal, administrative or other proceedings or investigations pending or, to the best of Seller's knowledge, after due and diligent inquiry, threatened against or affecting Seller or the Property
            (including, without limitation eminent domain or condemnation proceedings), nor to the best of Seller's knowledge after due and diligent inquiry, is there any basis for any of the same, and there are no lawsuits, suits or legal, administrative or other proceedings pending in which Seller is the plaintiff or claimant and which relate to the Property; and (B) there is no action, suit or legal, administrative or other proceeding pending or, to the best of
            Seller's knowledge, after due and diligent inquiry, threatened which questions the legality or propriety of the transactions contemplated by the Transaction Documents.

      (x)   Environmental Laws; Hazardous Materials. Except as set forth in
            Schedule 6(a)(x), to Seller's knowledge, without inquiry, (A) the
            Property is not in violation or is currently under investigation for any violation, of any Environmental Laws; (B) the Property has not
            been subject to an unlawful deposit or a deposit that required investigation or remediation beyond immediate remediation of de minimis spills of any Hazardous Materials; (C) except in compliance with Environmental Laws, neither Seller nor any third party has used, generated, manufactured, stored or disposed in, at, on, under or about the Property or transported to or from the Property any
            Hazardous Materials; (D) there has been no release, discharge or migration of any Hazardous Materials from, into, on, under or about the Property in violation of Environmental Laws; (E) there is no fact, condition or circumstance governed by Environmental Laws that would materially impair, limit or restrict the use of the Property for its current intended business purpose or its intended use as described in the Lease Agreement; and (F) there is no amount of any mold at the Property that would materially impair, limit or restrict the use of any Property for its current intended business purpose or its intended use as described in the Lease Agreement.

      (b)   Buyer's Representations and Warranties - Qualification and
            Authority. Buyer hereby represents and warrants to Seller that as of the date of this Agreement and as of the Closing, Buyer is a
            Delaware limited liability company duly organized, validly existing and in good standing under the law of Florida. Buyer has the right, power, and authority to execute, deliver, and perform this
            Agreement. This Agreement, when executed and delivered by Buyer and
            Seller, shall constitute the valid and binding agreement of Buyer, and shall be enforceable against Buyer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. All requisite authorizations, consents, resolutions and actions on the part of Buyer, have been obtained, adopted or taken, as applicable, by Buyer (and its affiliates, as and if required) in connection with making and entering into this Agreement and the consummation of the purchase and sale provided for herein, and no consents or approvals are required from any party which is not a party to this Agreement in order to consummate such purchase and sale. Neither this Agreement nor the consummation of any of the transactions contemplated hereby violates or shall violate any provision of any agreement or document to which Buyer is a party or to which Buyer is bound.

      (c)   Additional Covenants of Seller Prior to Closing. Seller shall prior to Closing and in addition to the covenants set forth elsewhere in this Agreement:

      (i)   Maintain insurance coverage for the Improvements, insuring against all risks of physical loss or damage, subject to standard
            exclusions, in an amount equal to the actual replacement cost of such Improvements;

      (ii)  Not permit any encumbrance, charge or lien to be created upon the
            Property after the date of this Agreement unless such encumbrance, charge or lien has been approved in writing by Buyer, or caused by
            Buyer or its agents, or unless such monetary encumbrance, charge or lien will be removed by Seller prior to the Closing;

      (iii) Not execute any Lease after the date of this Agreement without the prior written consent of Buyer, which consent may be withheld in
            Buyer's sole and absolute discretion;

      (iv)  Intentionally omitted;

      (v)   Maintain the Property in the manner in which the Property is currently maintained and if currently being renovated, complete such renovations in the ordinary course of business;

      (vi)  Promptly notify Buyer in writing if any of the representations and warranties of Seller set forth in this Agreement are no longer materially true and correct;

      (vii) Not sell, convey, assign, transfer, encumber or otherwise dispose of the Property, and shall not, without the prior written consent of
            Buyer, make any material modifications or alterations to the
            Property after the date of this Agreement;

      (viii) Comply, in all material respects, and shall cause all persons using or occupying the Property or any part thereof to comply, in all material respects, with all Environmental Laws applicable to the
            Property, or the use or occupancy thereof, or any operations or activities therein or thereon;

      (ix)  Comply, in all material respects, fully with all permits, licenses and approvals required by all applicable Environmental Laws for the use and occupancy of, and all operations and activities in, the
            Property, and keep all such permits, licenses and approvals in full force and effect until Closing; and

      (x)   Immediately after receiving notice that any violation of any
            Environmental Laws may have occurred at or about the Property, deliver written notice thereof to Buyer with a reasonably detailed description of the event, occurrence or condition in question.

Buyer and Seller acknowledge and agree that none of the foregoing covenants shall survive either termination of this Agreement or Closing, nor shall the foregoing covenants limit any obligations of Seller under the Lease Agreement after Closing.

7.       Closing. As used herein, "Closing" shall be deemed to have occurred when the Deed has been delivered by Seller to Buyer for recordation in the Official Records of the County where the Real Property is located, title to the Property is conveyed to Buyer, and possession of the
         Property is delivered to Buyer, all in accordance with the terms of this Agreement. Closing shall occur on or before April 17, 2006
         ("Closing Date"). On or before the Closing Date:

(a)      Buyer shall deliver or cause to be delivered to Seller through Escrow all of the following:

(i)      The Purchase Price in accordance with Section 2.

(ii)     Four (4) counterpart originals of a Lease Agreement in the form attached hereto as Exhibit A (the "Lease Agreement"), each duly executed by Buyer.

(iii)    Four (4) counterpart originals of the General Assignment in the form attached hereto as Exhibit D (collectively, the "License Assignment"), each duly executed by Buyer.

(b)      Seller shall deliver or cause to be delivered to Buyer through Escrow all of the following:

(i)      Special Warranty Deed in the form of Exhibit H, or a substantially equivalent form complying with state-specific recording requirements
         (each, a "Deed"; collectively, the "Deeds"), conveying to Buyer the
         Real Property subject only to the Permitted Exceptions, duly executed by Seller and properly notarized and acknowledged;

(ii)     Four (4) originals of the Bill of Sale conveying the Personal Property to Buyer, in the form of Exhibit I, (the "Bill of Sale"), each duly executed by Seller;

(iii)    Internal Revenue Code Section 1445 Certification in the form of Exhibit
         J, and any state-specific withholding certificates reasonably required by Buyer, each duly executed by Seller;

(iv)     Four (4) counterpart originals of the Lease Agreement, duly executed by
         Seller.

(v)      Four (4) counterpart originals of each of the License Assignments, each duly executed by Seller.

(vi)     An ALTA Extended Coverage Owner's Policy of Title Insurance and an ALTA
         Extended Coverage Lender's Policy of Title Insurance (insuring Buyer's lender's mortgage) for the Property, in the form of the Title
         Commitment for such Property previously approved by Buyer hereunder, subject only to the Permitted Exceptions and in an amount equal to the amount allocated to the Property on Exhibit C attached hereto, with such endorsements as Buyer shall reasonably require, including, but not limited to, survey, access and zoning, and without exception for creditors' rights (collectively, the "Title Policies").

(vii)    Evidence reasonably satisfactory to Buyer and Title Company that Buyer is fully authorized to have entered into this Agreement, and to consummate the transactions contemplated herein, including without limitation selling the Property to Buyer pursuant to the terms of this
         Agreement, and entering into the Lease Agreement.

(viii)   The amount of all fees and expenses of Buyer that Seller is obligated to pay pursuant to subsection 8(b), to the extent not previously paid.

(c)      Seller shall deliver to Buyer possession of the Property subject to the
         Lease Agreement.

As used in this Agreement, "Transaction Documents" means, collectively, this
Agreement, the Lease Agreement, the License Assignment, the Deed, the Bill of
Sale and the Lease Subordination Agreements.

8.       Prorations; Fees and Costs.

(a)      No proration shall be made of real estate and personal property taxes, utility charges and maintenance expenses with respect to the Property
         (the Parties acknowledging that Seller shall be responsible for all such charges, taxes and expenses under the Lease Agreement). Rental payments under the Lease Agreement shall be prorated as of the Closing
         Date such that Seller shall prepay a prorated portion of the rent applicable to the month in which the Closing occurs, as contemplated by the Lease Agreement.

(b)      Seller shall pay (i) all closing fees and expenses, including without limitation all escrow fees, recording costs (including, without limitation mortgage recording costs) and applicable deed stamp taxes, mortgage taxes, and transfer taxes for the Property (including, without limitation, all Personal Property relating thereto); (ii) all fees and expenses associated with the preparation of all Property Documents, including without limitation Title Commitment and Site Assessment; and
         (iii) all premiums for the Title Policy, all mortgagee title policies, and all final Surveys.

9.       Conditions to Closing.

(a)      Conditions to Buyer's Obligations. The Closing and Buyer's obligation to purchase the Property is subject to the satisfaction of the following conditions or Buyer's written waiver of such conditions on or before the Closing Date. Buyer may waive in writing any or all of such conditions in its sole and absolute discretion.

(i)      Seller shall have performed all obligations to be performed by Seller prior to Closing under this Agreement.

(ii)     Seller's representations and warranties set forth in subsection 6(a) of this Agreement shall be true and correct in all material respects as of the Closing.

(iii)    Title Company shall be committed to issue to Buyer, as of the Closing
         Date, the Title Policy.

(iv)     Intentionally omitted.

(v)      Without limiting anything contained in clause 9(a)(ii), no order, stay, injunction or restraining order, pending or threatened litigation, law or regulation, or any other condition shall exist that in the reasonable determination of Buyer could have a Material Adverse Effect.

(b)      Conditions to Seller's Obligations. The Closing and Seller's obligation to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions or Seller's written waiver of such conditions on or before the Closing Date. Seller may waive in writing any or all of such conditions in its sole and absolute discretion:

(i)      Buyer shall have performed all obligations to be performed by Buyer prior to Closing under this Agreement.

(ii)     Buyer's representations and warranties and covenants set forth in subsection 6(b) of this Agreement shall be true and correct in all material respects as of the Closing.

10.      Notices. Any notice provided or permitted to be given under this
         Agreement must be in writing and may be served by depositing same in the United States mail, addressed to the Party to be notified, postage prepaid and certified, with return receipt requested, by delivering the same in person to such Party (including express or courier service), or by delivering the same by confirmed facsimile. Notice given in accordance herewith shall be effective upon the earlier of (a) receipt at the address of the addressee, (b) the second day following deposit of same in the United States mail as provided for herein, regardless of whether same is actually received, or (c) the second attempt at delivery, as evidenced by the regular records of the person or entity attempting delivery, regardless of whether the same is actually received. For purposes of notice, the addresses of the Parties shall be as follows:

                  If to Seller:     16313 North Dale Mabry Hwy, Ste 100
                                    Tampa, Florida  33618
                                    Attn: Mr. Warren Nelson

                                    With a copy to:
                                    Fowler White Boggs Banker, P.A.
                                    501 East Kennedy Boulevard, Ste 1700
                                    Tampa, Florida  33602
                                    Attn: Jeffrey C. Shannon, Esq.

                  If to Buyer:      Fortress Realty Management, LLC
                                    5221 N. O'Connor Blvd Suite 700
                                    Irving, Texas 75039
                                    Attn: David Pettijohn
                                    Telephone: 972-532-4340
                                    Facsimile: 972-532-4343

                                    and a copy to:

                                    Richard Wilensky, Esq.
                                    3109 Carlisle, Suite 100
                                    Dallas, Texas 75204

                  Either Party may change its address for notice by giving
written notice thereof to the other Party in accordance with the provisions of this Section 10.

11. Commissions. Seller and Buyer each (a) represent to the other Party that such representing Party has dealt with no broker or brokers in connection with the negotiation, execution and delivery of this Agreement or the sale of the
Property contemplated herein, and (b) hereby indemnifies, defends, protects
(with counsel selected by the other Party) and holds such other Party wholly free and harmless of, from and against any and all claims or demands for any and all brokerage commissions and/or finder's fees due or alleged to be due as a result of any agreement or purported agreement made by such indemnifying Party.

12. Assigns. This Agreement shall inure to the benefit of and be binding on the
Parties hereto and their respective heirs, legal representatives, successors and assigns. This Agreement may not be assigned by Seller without the prior written consent of Buyer, which Buyer may withhold in its sole and absolute discretion.
This Agreement may be assigned by Buyer without the consent of Seller provided that Buyer delivers to Seller written notice of such assignment. Notwithstanding the foregoing, upon any assignment of this Agreement by Buyer, Buyer shall not be relieved of liability for the performance of any obligation of Buyer contained in this Agreement unless and until Buyer's assignee shall have assumed in writing all of the duties and obligations of Buyer hereunder.

13. Destruction, Damage or Taking Before Closing.

(a) In the event of damage to or destruction of all or any portion of the
Property by fire or other casualty, Seller shall promptly deliver to Buyer written notice thereof, which notice shall contain reasonable detail regarding such damage or destruction, including without limitation Seller's reasonable estimate of the amount required to be expended to repair or restore the damaged or destroyed Property or portion thereof. If Seller does not cause all damaged or destroyed Property to be repaired or replaced (to Buyer's satisfaction, in its sole discretion) on or before the Closing Date, then Buyer may elect, in its sole discretion, to either (i) purchase the Property subject to such damage or destruction without a reduction in the Purchase Price but with an assignment of available insurance proceeds, or; (ii) terminate this Agreement.

(b) In the event of an eminent domain taking or the issuance of a notice of an eminent domain taking with respect to all or any portion of any Property, Seller shall promptly deliver to Buyer written notice thereof, which notice shall contain reasonable detail regarding such taking (the "Taking Notice"). Within ten (10) business days after Buyer's receipt of the Taking Notice, Buyer may elect, in its sole discretion, to either (i) purchase the Property subject to such taking without a reduction in the Purchase Price, but with an assignment of all condemnation awards and proceeds, or; (ii) terminate this Agreement.

14. Termination; Remedies; Seller Indemnity.

(a) Without limiting anything contained in subsection 8(c), if the Closing does not occur by reason of Seller's default hereunder that is not cured within ten
(10) days after Seller first has knowledge of such default, then Buyer shall be entitled to pursue its right to specifically enforce this Agreement and to record a notice of pendency of action against the Property.

(b) Without limiting anything contained in subsection 8(c), if the Closing does not occur by reason of Buyer's default hereunder that is not cured within ten
(10) days after Buyer first has knowledge of such default, then Seller shall have the right as its sole and exclusive remedy to terminate this Agreement by notifying Buyer in writing thereof, in which case Buyer shall pay Seller
$50,000.00 as liquidated damages.

(c) In addition to any and all other obligations of Seller under this Agreement
(including without limitation under any indemnity or similar provision set forth herein), and except as otherwise specifically provided in this Agreement
(including, without limitation, in subsection 14(b) hereof), Seller hereby fully and forever releases, discharges, acquits, indemnifies, protects, and agrees to defend (with counsel selected by Seller and approved by Buyer, such approval not to be unreasonably withheld) and hold Buyer, Buyer's members, partners, trustees, ancillary trustees, officers, directors, shareholders, beneficiaries, agents, employees, independent contractors and any person or entity in Control of, having Control over, or under common Control with Buyer, regardless of the number of tiers of ownership (collectively, "Buyer's Affiliates"), and lenders to Buyer and to all Buyer's Affiliates, wholly free and harmless of, from and against any and all claims, demands, actions, causes of action, settlements, obligations, duties, indebtedness, debts, controversies, losses, remedies, choses in action, liabilities, costs, penalties, fines, damages, injury, judgments, forfeiture, losses (including without limitation diminution in the value of the Properties) or expenses (including without limitation attorneys'
fees, consultant fees, testing and investigation fees, expert fees and court costs), whether known or unknown, whether liquidated or unliquidated
(collectively, "Claims"), arising out of this Agreement or any of the other
Transaction Documents, or any of the transactions contemplated herein or therein; provided, however, that the foregoing indemnity shall not be applicable to the extent, and only to the extent, any such Claims are directly attributable to the gross negligence or willful misconduct of Buyer, as determined by a final nonappealable judgment by a court of competent jurisdiction.

15. Disclosure.

(a) Buyer and Seller shall keep information regarding terms of this Agreement confidential, except that each Party may disclose the terms this Agreement (i)
to its, and its affiliates', officers, directors, employees, accountants, agents, potential financing sources, legal counsel and such other third parties as reasonably necessary to effectuate the closing of the transaction contemplated herein, and (ii) as required by law, administrative agency or court order. Without limiting the foregoing, neither Party will announce or otherwise make public the terms of this transaction without the prior consent of the other
Party, which consent shall not be unreasonably withheld.

(b) Notwithstanding anything to the contrary set forth herein, except as reasonably necessary to comply with applicable securities laws, any of Buyer and
Seller, and each employee, representative or other agent of such Party, may disclose to any and all persons, without limitation of any kind, the Tax
Treatment and Tax Structure of the transactions contemplated by this Agreement
(collectively, the "Transaction") and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such Tax
Treatment and Tax Structure. As used in this subsection, (i) "Tax Treatment"
means, and is strictly limited to, the purported or claimed U.S. federal income tax treatment of the Transaction, and does not include, without limitation, any of the following, in each case to the extent not related to the purported or claimed U.S. federal income tax treatment of the Transaction: information relating to the identity of any Party to the Transaction or any of such party's employees, representatives, or other agents; the existence and status of negotiations between the Parties; and financial, business, legal or other information regarding a Party (or any of its employees, representatives or other agents); and (ii) "Tax Structure" means, and is strictly limited to, any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the Transaction, and does not include, without limitation, any of the following, in each case to the extent not related to any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the Transaction: information relating to the identity of any Party to the Transaction or any of such Party's employees, representatives, or other agents; the existence and status of negotiations between the Parties;
and financial, business, legal or other information regarding a Party (or any of its employees, representatives or other agents). The authorization of tax disclosure set forth in this subsection is retroactively effective to the commencement of the first discussions between the parties regarding the
Transaction. The foregoing provisions are meant to be interpreted so as to prevent the Transaction from being treated as offered under "conditions of confidentiality" within the meaning of the Internal Revenue Code and the
Treasury Regulations thereunder.

16. Further Assurances. Both Seller and Buyer shall cooperate with one another and in a timely manner execute any and all additional documents, papers and other assurances, and shall do any and all acts reasonably necessary to give effect to the purchase and sale provided for herein.

17. Severability. If any provision of this Agreement is adjudicated by a court having jurisdiction over a dispute arising herefrom to be invalid or otherwise unenforceable for any reason, such invalidity or unenforceability shall not affect the other provisions hereof and such remaining provisions shall continue in force and effect to the full extent permitted by law.

18. Applicable Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles, and except in any action to specifically enforce performance of this Agreement, in which event the law of the state of the Real Property with respect to which such specific performance is requested shall govern.

(b) SELLER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT
LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK OR WITHIN THE COUNTY
AND STATE IN WHICH ANY PROPERTIES IS LOCATED AND IRREVOCABLY AGREES THAT,
SUBJECT TO BUYER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR
RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. SELLER ACCEPTS FOR
ITSELF AND IN CONNECTION WITH THE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE
NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF
FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT
RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.

(c) EACH OF BUYER AND SELLER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY
KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT
COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY
IN ANY ACTION OR PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE)
BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT. SELLER
ACKNOWLEDGES THAT THE PROVISIONS OF THIS SUBSECTION ARE A MATERIAL INDUCEMENT TO
BUYER'S ENTERING INTO THE AGREEMENT.

19. Whole Agreement; Modification. Except as provided below, this Agreement is the entire agreement between Seller and Buyer concerning the sale of the
Property and no modification hereof or subsequent agreement relative to the subject matter hereof shall be binding on either Party unless reduced to writing and signed by the Party to be bound. This Agreement supersedes the Letter of
Intent dated March 24, 2006, regarding the SHELLS SEAFOOD RESTAURANTS, INC. Sale
Leaseback Facility, by and between Fortress Investment Group, LLC and Seller.
All Exhibits and Schedules attached hereto are incorporated herein by this reference for all purposes.

20. Survival. The provisions of Sections 4, 6 (other than subsection 6(c)), 8,
11, 12 and 14 through 27 (inclusive), and subsection 7(b), shall survive Closing and any termination of this Agreement for a period of six (6) months.

21. Time of the Essence. Time is of the essence in the performance of each and every provision of this Agreement. In the event that the last day for taking any action or serving notice under this Agreement falls on a Saturday, Sunday or legal holiday, the time period shall be extended until the following business day.

22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument. A facsimile or photocopy signature on this Agreement or any notice delivered hereunder shall have the same legal effect as an original signature.

23. Attorneys' Fees. If any action or proceeding is instituted to enforce or interpret any provision of this Agreement, the prevailing Party shall be entitled to recover its attorneys' fees and costs from the losing Party.

24. No Waiver. The waiver by one Party of the performance of any covenant, condition or promise, or of the time for performing any act, under this
Agreement shall not invalidate this Agreement nor shall it be considered a waiver by such Party of any other covenant, condition or promise, or of the time for performing any other act required, under this Agreement. The exercise of any remedy for which this Agreement provides shall not be a waiver of any remedy provided by law, and the provisions of this Agreement for any remedy shall not exclude any other remedies unless they are expressly excluded.
25. Date of Agreement. All references in this Agreement to "the date hereof" or similar references shall be deemed to refer to the first date set forth above.

26. Transaction Characterization. The Parties intend that the conveyance of the
Properties to Buyer be an absolute conveyance in effect as well as form, and the instruments to be delivered at Closing (including, without limitation, the Lease
Agreement and the other Transaction Documents) are not intended to serve or operate as a mortgage, equitable mortgage, deed of trust, security agreement or financing or trust arrangement of any kind. After the execution and delivery of the Deed, Seller will have no legal or equitable interest or any other claim or interest in the Property other than as set forth in the Transaction Documents.
Furthermore, the Parties intend for the Lease Agreement to be a true lease and not a transaction creating a financing lease, capital lease, equitable mortgage, mortgage, deed of trust, security interest or other financing arrangement, and the economic realities of the Lease Agreement are those of a true lease.
Notwithstanding the existence of the Lease Agreement, neither Party shall contest the validity, enforceability or characterization of the sale and purchase of the Property by Buyer pursuant to this Agreement as an absolute conveyance, and both Parties shall support the intent expressed herein that the purchase of the Property by Buyer provides for an absolute conveyance and does not create a joint venture, partnership, equitable mortgage, trust, financing device or arrangement, security interest or the like, if and to the extent that any challenge occurs.

                  IN WITNESS WHEREOF, Buyer and Seller have executed this
Agreement as of the date first set forth above.

                                    BUYER:

                                    FRI FISH LLC

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    SELLER:

                                    SHELLS SEAFOOD RESTAURANTS, INC.,
                                    a Delaware corporation

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

Attachments:

Schedule 1 -               The Property
Schedule 6(a)(iii) -       Leases
Schedule 6(a)(iv) -        Laws and Zoning
Schedule 6(a)(v) -         Property Condition and Defects
Schedule 6(a)(ix) -        Suits and Judgments
Schedule 6(a)(x) -         Environmental Laws; Hazardous Materials

Exhibit A -                Form of Lease Agreement
Exhibit B -                Form of Survey Certification
Exhibit C -                Intentionally Deleted
Exhibit D -                Form of Assignment of License
Exhibit E -                Intentionally Deleted
Exhibit F -                Form of Special Warranty Deed
Exhibit G -                Form of Bill of Sale
Exhibit H -                IRC Section 1445 Certification
Exhibit I -                Intentionally Deleted

                                   SCHEDULE 1

                                  THE PROPERTY

3415 College Road, Ocala, FL 34474

                               SCHEDULE 6(a)(iii)

                              LEASES AND SUBLEASES

                                SCHEDULE 6(a)(iv)

                                 LAWS AND ZONING

                                SCHEDULE 6(a)(v)

                         PROPERTY CONDITION AND DEFECTS

                                SCHEDULE 6(a)(ix)

                               SUITS AND JUDGMENTS

                                SCHEDULE 6(a)(x)

                     ENVIRONMENTAL LAWS; HAZARDOUS MATERIALS

                                    EXHIBIT A

                             FORM OF LEASE AGREEMENT

                                    EXHIBIT B

                          FORM OF SURVEY CERTIFICATION

                            SURVEYOR'S CERTIFICATION

TO:       FRI FISH LLC and Landamerica Title Company.

         The undersigned certifies: that (s)he is a duly registered land surveyor of the state of ________________; that this survey (the "Survey") was made on the date shown below of the property (the "Property") specifically described in __________________________ Title Insurance Company [Preliminary
Title Report] [Title Commitment] No. ______________ dated ________________ (the
["Report"] ["Commitment"]); that the Survey was actually made upon the ground and was made (i) in accordance with "Minimum Standard Detail Requirements for
ALTA/ACSM Land Title Surveys," adopted by the ALTA, ACSM and NSPS in 1999, and includes Items 1, 2, 3, 4, 6, 7(a), 7(b)(1), 7(c), 8, 9, 10, 11(a), 13, 14, 15
and 16 of Table A thereof, and (ii) pursuant to the Accuracy Standards in effect on the date of this certification, the Positional Uncertainties resulting from the survey measurements made on the Survey do not exceed the allowable
Positional Tolerance. The undersigned also certifies that (a) the Survey and the information, courses and distances shown thereon are correct; (b) the Property description in the [Report] [Commitment], the land delineated on the Survey, and the title lines and lines of actual possession are the same; (c) the size, location, and type of buildings, structures, and other improvements are shown on this Survey and all are within the boundary lines of the Property; (d) all set back lines and the distance between the buildings and the Property lines are accurately shown thereon; (e) the zoning classification and the data shown in the Zoning Information table hereon was obtained by the undersigned from the source(s) indicated in the table and, except as identified hereon, there are no violations of zoning ordinances or restrictions with reference to the location of all improvements situated on the Property; (f) except as delineated on the
Survey, there are no easements, encroachments, uses, restrictions, or rights of way (visible, recorded, existing and proposed, including those that may be shown on recorded maps referred to, or of which the undersigned has been made aware of or are indicated in the [Report] [Commitment]); (g) the easements shown on the
Survey are clearly delineated and identified with recording information; (h) any encroachments shown on the Survey have been measured and are shown thereon; (i)
the names of all adjacent property owners are shown on the Survey; (j) all utility services required for the operation of the Property and the buildings, structures, and improvements located thereon, either enter the Property through adjoining public streets, or this Survey shows the point of entry and location of any utilities which pass through or are located on adjoining private land;
(k) this Survey shows the location and direction of all storm drainage systems;
(l) any discharge into streams, rivers, or other conveyance system is shown on this Survey; (m) the Property does not lie within any flood hazard areas in accordance with the document entitled "Department of Housing and Urban
Development, Federal Insurance Administration - Special Flood Hazard Area Maps";
(n) all curb cuts are shown on the Survey; (o) except as shown on this Survey, all roads, streets, and highways shown thereon are completed and dedicated and accepted public ways, based upon information obtained from [insert map/document or other source, etc.]; and (p) the Property has access to a dedicated public street.

-----------------------------------         -------------------------
                  [Name] [Date]

Registration No._________________
Within the state of _____________
Date of Survey__________________
Date of Last Revision____________

                                    EXHIBIT C

                              INTENTIONALLY DELETED

                                    EXHIBIT D

                               GENERAL ASSIGNMENT

         THIS GENERAL ASSIGNMENT is made and entered into as of the _______ day of April, 2006 by SHELLS SEAFOOD RESTAURANTS, INC. ("Seller"), to FRI FISH LLC
("Buyer").

         WHEREAS, Seller, by Special Warranty Deed and Bill of Sale, each dated of even date herewith, has conveyed to Buyer the land described in Exhibit A attached hereto ("Land"), all improvements ("Improvements") located thereon, all leases affecting the Improvements ("Leases") and all equipment or other personal property of Seller located on the land or in the Improvements ("Personal
Property") (collectively, the Land, Improvements, Leases, and Personal Property
are hereinafter referred to as, the "Property"); and

         WHEREAS, Seller and Buyer intend that Seller also convey to Buyer all of the Conveyed Property (as hereinafter defined).

         NOW, THEREFORE, Seller, for and in consideration of Ten Dollars
($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, hereby agrees as follows:

                  1. Seller has ASSIGNED, and by these present does hereby
         ASSIGN to Buyer all of Seller's interest in and to the following
         ("Conveyed Property"):

                           a. All agreements that relate to the ownership,
                  maintenance and operation of the Property ("Property
                  Agreements") attached hereto as Exhibit B;

                           b. All plans, drawings, specifications, surveys, and
                  other technical descriptions;

                           c. All licenses, permits, utility rights, or other
                  similar rights with respect to the Property;

                           d. All warranties with respect to the Property and
                  the Conveyed Property; and

                           e. All telephone exchanges and other identifying
                  material applicable to the Property (other than tradenames, trademarks and other items of such nature).

                  2. Buyer agrees to hold Seller harmless from and against any and all claims, loss, damage, liability, cost and expense (including without limitation attorneys' fees) with respect to the Conveyed
         Property occurring from and after the date hereof.

                  3. This Assignment shall be binding on Seller, its successors and assigns, and shall inure to the benefit of Buyer, its successors and assigns.

         EXECUTED as of the date first above written.

Signed, Sealed and Delivered         SHELLS SEAFOOD RESTAURANTS, INC.,
in the presence of:                  a Delaware corporation

                                     By:
                                            --------------------------
Witnesses:                           Name:
                                          ----------------------------
                                     Title:
                                           ---------------------------

Printed Name: ________________

Printed Name: ________________

                                   EXHIBIT "A"

Commencing at the NW corner of the SW 1/4 of Section 26, Township 15 South,
Range 21 East, thence S. 00(degree)11'00"W., along the West boundary thereof,
458.43 feet; thence S. 89(degree)45'14"E., 329.97 feet to a concrete monument, said monument being on the East right of way line of Interstate Highway No. 75 and being the SW corner of College Park, Second Addition, as per plat thereof recorded in Plat Book H, Pages 36 and 36A, of the Public Records of Marion
County, Florida; thence continuing S. 89(degree)45'14"E., along said South boundary, as per existing monumentation, 1089.03 feet to a concrete monument, said monument being the intersection of the Southeasterly boundary of Lots 24,
25 and 26, Block M, projected Southwesterly with aforesaid South boundary of
College Park, Second Addition; thence N. 41(degree)36'54"E., along said
Southeasterly boundary projected 77l.34 feet to the Point of Beginning. From said Point of Beginning thus described, thence continue N. 41(degree)36'54"E., along said Southeasterly boundary, 130.00 feet; thence S. 48(degree)22;45"E.,
401.63 feet to the Northwesterly right of way line of State Road No. 200 (100 feet wide); thence S. 41(degree)35'20"W., along said right of way line, 130.00 feet; thence departing from said right of way line N. 48(degree)22'45"W., 401.75 feet to an intersection with the aforesaid Southeasterly boundary of Lots 24, 25 and 26, Block M, and the Point of Beginning. All being in Marion County,
Florida. Also being known as Lot 1, PADDOCK PARK BUSINESS CENTER, according to the Plat thereof recorded in Plat Book X, Pages 75 and 76, Public Records of
Marion County, Florida.

                                   EXHIBIT "B"

None

Special Warranty Deed
Shells Seafood
Ocala, FL

                                    EXHIBIT E

                              INTENTIONALLY DELETED

                                    EXHIBIT F

Prepared by and
Return to:
Richard Wilensky, Esq.
Wilensky & Jones, LLP
3109 Carlisle, Suite 100
Dallas, TX  75204

                              SPECIAL WARRANTY DEED

      This Special Warranty Deed is made to be effective as of the ____ day of
April, 2006, by and between SHELLS SEAFOOD RESTAURANTS, INC., a Delaware corporation

Whose address is:                   16313 North Dale Mabry Hwy., Suite 100
                                    Tampa, FL  33618
                                    Attention:  Warren Nelson

      Hereinafter called the Grantor, and FRI FISH, LLC, a Delaware limited liability company

Whose mailing address is:           c/o Fortress Realty Management, LLC
                                    5221 N. O'Connor Blvd., Suite 700
                                    Irving, TX  75039
                                    Attention:  David Pettijohn

Hereinafter called the Grantee,

WITNESSETH, that the Grantor, for and in consideration of the sum of Ten Dollars
($10.00) and other valuable considerations, the receipt whereof is hereby acknowledged, has granted, bargained, sold, aliened, remised, released, conveyed and confirmed, and by these presents does grant, bargain, sell, alien, remise, release, convey and confirm unto Grantee and Grantee's successors and assigns forever, all that certain parcel of land in the County of Marion and State of
Florida, together with (i) Grantor's right, title and interest in and to all the buildings, structures and improvements in, upon and under said land; (ii)
Grantor's right, title and interest in and to all easements and rights of way appurtenant to such land; (iii) all mineral rights owned by Grantor relating to the land; and (iv) all of Grantor's right, title and interest in and to any adjacent or contiguous tracts, strips and gores, streets, alleys and other public or private ways adjacent thereto and any reversionary rights attributable to the real property ("Property"), to wit:

                           See Exhibit "A" attached hereto and made a part
hereof.

                           TAX FOLIO NUMBER:  2373-001-000

To have and to hold the Property unto Grantee and Grantee's successors and assigns, to Grantee's own proper use benefit and behoof forever.

And Grantor does hereby warrant title to said land and will defend the same against the lawful claims of all persons whomsoever lawfully claiming or to claim the same or any part thereof, by, through and under Grantor, but not otherwise, subject to matters of public record, if any, to the extent same are valid, subsisting and affect the Property.

         IN WITNESS WHEREOF, Grantor has hereunto set Grantor's hand and seal the day and year first above written.

Signed, Sealed and Delivered           SHELLS SEAFOOD RESTAURANTS, INC., a
in the presence of:                    Delaware corporation

                                       By:
                                              ----------------------------
Witnesses:                             Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------
                                       By:

Printed Name: ________________

----------------------------
Printed Name: ________________

STATE OF FLORIDA  }
                                    }
COUNTY OF                           }

      The foregoing instrument was acknowledged before me this _____ day of
April, 2006, by , --------------------- ------------------------ of Shells
Seafood Restaurants, Inc., a Delaware corporation, on behalf of said corporation. He is personally known to me.

                                   ----------------------------------------
                                      Notary Public, State of Florida

                                   EXHIBIT "A"

Commencing at the NW corner of the SW 1/4 of Section 26, Township 15 South,
Range 21 East, thence S. 00(degree)11'00"W., along the West boundary thereof,
458.43 feet; thence S. 89(degree)45'14"E., 329.97 feet to a concrete monument, said monument being on the East right of way line of Interstate Highway No. 75 and being the SW corner of College Park, Second Addition, as per plat thereof recorded in Plat Book H, Pages 36 and 36A, of the Public Records of Marion
County, Florida; thence continuing S. 89(degree)45'14"E., along said South boundary, as per existing monumentation, 1089.03 feet to a concrete monument, said monument being the intersection of the Southeasterly boundary of Lots 24,
25 and 26, Block M, projected Southwesterly with aforesaid South boundary of
College Park, Second Addition; thence N. 41(degree)36'54"E., along said
Southeasterly boundary projected 77l.34 feet to the Point of Beginning. From said Point of Beginning thus described, thence continue N. 41(degree)36'54"E., along said Southeasterly boundary, 130.00 feet; thence S. 48(degree)22;45"E.,
401.63 feet to the Northwesterly right of way line of State Road No. 200 (100 feet wide); thence S. 41(degree)35'20"W., along said right of way line, 130.00 feet; thence departing from said right of way line N. 48(degree)22'45"W., 401.75 feet to an intersection with the aforesaid Southeasterly boundary of Lots 24, 25 and 26, Block M, and the Point of Beginning. All being in Marion County,
Florida. Also being known as Lot 1, PADDOCK PARK BUSINESS CENTER, according to the Plat thereof recorded in Plat Book X, Pages 75 and 76, Public Records of
Marion County, Florida.

EXHIBIT TO PURCHASE AND SALE AGREEMENT
4020-0014
                                    EXHIBIT G

                                  BILL OF SALE

         THAT SHELLS SEAFOOD RESTAURANTS, INC. ("Assignor"), for and in
consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Assignor in hand paid by FRI FISH LLC ("Assignee"), the receipt and sufficiency of which are hereby acknowledged and confessed, has
GRANTED, BARGAINED, SOLD, CONVEYED and DELIVERED, and by these presents does
GRANT, BARGAIN, SELL, CONVEY and DELIVER unto the said Assignee all of
Assignor's interest in and to the personal property ("Property") located in, on, or under the real property described in Exhibit A attached hereto.

         EXECUTED this ________ day of April, 2006.

                                               ASSIGNOR:

Signed, Sealed and Delivered                   SHELLS SEAFOOD RESTAURANTS, INC.,
in the presence of:                            a Delaware corporation

                                               By:
                                                      --------------------------
Witnesses:                                     Name:
          ------------------------------            ----------------------------
                                               Title:
                                                     ---------------------------
Printed Name: ________________

----------------------------
Printed Name: ________________

                                   EXHIBIT "A"

Commencing at the NW corner of the SW 1/4 of Section 26, Township 15 South,
Range 21 East, thence S. 00(degree)11'00"W., along the West boundary thereof,
458.43 feet; thence S. 89(degree)45'14"E., 329.97 feet to a concrete monument, said monument being on the East right of way line of Interstate Highway No. 75 and being the SW corner of College Park, Second Addition, as per plat thereof recorded in Plat Book H, Pages 36 and 36A, of the Public Records of Marion
County, Florida; thence continuing S. 89(degree)45'14"E., along said South boundary, as per existing monumentation, 1089.03 feet to a concrete monument, said monument being the intersection of the Southeasterly boundary of Lots 24,
25 and 26, Block M, projected Southwesterly with aforesaid South boundary of
College Park, Second Addition; thence N. 41(degree)36'54"E., along said
Southeasterly boundary projected 77l.34 feet to the Point of Beginning. From said Point of Beginning thus described, thence continue N. 41(degree)36'54"E., along said Southeasterly boundary, 130.00 feet; thence S. 48(degree)22;45"E.,
401.63 feet to the Northwesterly right of way line of State Road No. 200 (100 feet wide); thence S. 41(degree)35'20"W., along said right of way line, 130.00 feet; thence departing from said right of way line N. 48(degree)22'45"W., 401.75 feet to an intersection with the aforesaid Southeasterly boundary of Lots 24, 25 and 26, Block M, and the Point of Beginning. All being in Marion County,
Florida. Also being known as Lot 1, PADDOCK PARK BUSINESS CENTER, according to the Plat thereof recorded in Plat Book X, Pages 75 and 76, Public Records of
Marion County, Florida.

EXHIBIT TO PURCHASE AND SALE AGREEMENT
4020-0014

                                    EXHIBIT H

                         IRC SECTION 1445 CERTIFICATION

SUBJECT PROPERTY: That certain tract of land ("Land"), situated in Polk County,
State of Florida, described by metes and bounds in Exhibit A attached hereto.

SELLER:                    SHELLS SEAFOOD RESTAURANTS, INC.

PURCHASER:                 FRI FISH, LLC

      To inform Purchaser that the withholding of tax is not required upon the disposition of a U. S. real property interest by Seller, the undersigned hereby certifies the following:

                  1. Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the
         Internal Revenue Code and Income Tax Regulations);

                  2. Seller's U.S. employer identification number is , and

                  3. Seller's office address is 16313 North Dale Mabry Hwy, Ste.
         100, Tampa, Florida.

                  Seller understands that this certification may be disclosed to the Internal Revenue Service by Purchaser and that any false statement contained herein could be punished by fine, imprisonment, or both.

                  Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document.

                         [SIGNATURES ON FOLLOWING PAGE]

EXHIBIT TO PURCHASE AND SALE AGREEMENT
4020-0014
                  EXECUTED this _______ day of April, 2006.

                                     SELLER:

                        SHELLS SEAFOOD RESTAURANTS, INC.

                        By:
                           ----------------------------------------------------
                        Name:
                             --------------------------------------------------
                        Title:
                              -------------------------------------------------

                                    EXHIBIT I

                              INTENTIONALLY DELETED

Exhibit 10.2

                             LAND AND BUILDING LEASE

                                     between

                                  FRI FISH, LLC

                                   as LANDLORD

                                       and

                        SHELLS SEAFOOD RESTAURANTS, INC.

                                    as TENANT

                                 April 17, 2006

                        INDEX TO LAND AND BUILDING LEASE

Article

RECITALS

I.              Demise of Premises                                       4

II.             Term                                                     5

III.            Rent                                                     5

IV.             Use                                                      9

V.              Acceptance of Demised Premises                           9

VI.             Alterations                                              9

VII.            Repairs and Maintenance                                  10

VIII.           Compliance with Law                                      11

IX.             Utilities                                                12

X.              Indemnity                                                12

XI.             Insurance                                                14

XII.            Damage or Destruction                                    16

XIII.           Eminent Domain                                           18

XIV.            Covenants of Landlord                                    20

XV.             Insolvency                                               20

XVI.            Default                                                  21

XVII.           Unavoidable Delays, Force Majeure                        25

XVIII.          No Waiver                                                25

XIX.            Notices                                                  25

XX.             Access                                                   26

XXI.            Signs                                                    27

XXII.           Improvements and Fixtures                                27

XXIII.          End of Term                                              28

XXIV.           Holding Over                                             28

XXV.            Assignment and Subletting                                29

XXVI.           Landlord's Loan                                          30

XXVII.          Maintenance of Outside Areas                             32

XXVIII.         Certificates                                             33

XXIX.           Relationship of Parties                                  34

XXX.            Recording                                                34

XXXI.           Captions and Section Numbers                             34

XXXII.          Applicable Law                                           35

XXXIII.         Entire Agreement                                         35

XXXIV.          Landlord's Liability                                     35

XXXV.           Attorney's Fees                                          36

XXXVI.          Intentionally Deleted                                    36

XXXVII.         Environmental                                            37

XXXVIII.        Addenda                                                  41

XXXIX.          Counterparts                                             41

Exhibit A       Location/Legal Description/Address of the Real Property

Exhibit B       Tenant's Personal Property List

Exhibit C       Tenant's Estoppel Certificate

Exhibit D       Memorandum of Lease

Exhibit E       Intentionally Deleted

Exhibit F       Subordination, Nondisturbance and Attornment Agreement

                             LAND AND BUILDING LEASE

         THIS LAND AND BUILDING LEASE (the "Lease") is made and entered into as of April 17, 2006 (the "Effective Date"), between FRI FISH, LLC ("Landlord") and
SHELLS SEAFOOD RESTAURANTS, INC. ("Tenant").

                                 R E C I T A L S

A. Landlord is the owner of the tract of real property (the "Real Property").
The Property is more particularly described in Exhibit A attached hereto.

B. Tenant desires to lease from Landlord the Property so that Tenant may, in accordance with and subject to the terms, conditions, and restrictions of the
Lease, operate a Shells family dining restaurant at the Real Property. The buildings and all improvements to or on the Real Property, including but not limited to all site work, landscaping, fixtures, utilities, and other improvements, is referred to as the "Building". Certain personal property located at the Demised Premises, and moveable trade fixtures (as defined in
Section 22.02) are owned by Tenant and are described on Exhibit B attached hereto and are not included in the definition of Building or Real Property leased to Tenant pursuant to this Lease.

C. The Property and the Building shall be referred to as the "Demised Premises."

D. Tenant desires to lease the Demised Premises from Landlord on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the lease of the Demised Premises and the rents, covenants and conditions herein set forth, Landlord and Tenant do hereby covenant, promise and agree as follows:

                                    ARTICLE I
                               DEMISE OF PREMISES

Landlord does hereby lease unto Tenant, and Tenant does hereby hire from
Landlord, for the term hereinafter provided in Section 2.01, the Demised
Premises for the use thereof by Tenant, Tenant's employees, concessionaires, licensees, agents, customers and invitees, which use shall be exclusive except as otherwise provided in Section 3.06 or elsewhere herein.

                                   ARTICLE II
                                      TERM

Section 2.01

                (a) The "Commencement Date" of this Lease shall be upon the
Effective Date. The Lease shall continue for a period of twenty (20) years following the Effective Date (the "Original Lease Term"). The "Lease Term", as
such term is used herein, shall mean the Original Lease Term as extended (or as may be extended) pursuant to Section 2.02 below.

                (b) This Lease shall be deemed to be in full force and effect upon the Effective Date. Tenant shall be deemed in possession of the Demised
Premises upon the Effective Date.

Section 2.02 Tenant shall have the option to extend the term of this Lease for up to four (4) separate option periods upon and subject to the terms set forth below in this Section 2.02. The first option period shall commence at the expiration of the Original Lease Term and each subsequent option period shall commence at the expiration of the previous option period. The option periods are sometimes referred to herein collectively as the "Option Periods" and individually as an "Option Period." Each Option Period shall continue for a period of five (5) years from the commencement date of such Option Period.
Except as otherwise expressly provided herein, all of the terms and conditions of this Lease applicable to the Original Lease Term shall continue to apply during each Option Period. To validly extend the Lease Term for each Option
Period, Tenant (a) must and shall deliver to Landlord written notice of Tenant's election to so extend not later than 180 days prior to the commencement of such
Option Period and (b) shall not be in default, beyond the expiration of any applicable cure period under any material term or condition of this Lease as of the date of such notice or the commencement of such Option Period. Without limiting anything contained in Article XXXIII hereof, time is of the essence in the performance of each provision of this Section 2.02.

                                   ARTICLE III
                                      RENT

Section 3.01 Tenant shall pay to Landlord, from and after the Commencement Date and thereafter throughout the Lease Term, the sums set forth in this Lease as
"Rent" without prior demand therefore and without offset, deduction, or abatement except as may be otherwise expressly provided herein. Notwithstanding the foregoing, any amounts due by Tenant to Landlord hereunder for which no due date is expressly specified herein (e.g., the first day of each month) shall be due within ten (10) days following the giving to Tenant by Landlord of written notice of such amounts due, except if some other period of time following written notice or demand is otherwise expressly provided below, then such other period shall apply. As used herein, "Rent" shall be deemed to include not only
Fixed Rent but also all additional sums payable or owed by Tenant under this
Lease, including without limitation as set forth in Section 3.07 ("Additional
Rent"). Except as otherwise expressly provided herein, in the event of nonpayment by Tenant of any Rent, Landlord shall have the same rights and remedies in respect thereof regardless of whether such Rent constitutes Fixed
Rent or Additional Rent. All payments of Rent to be paid to Landlord shall be paid to Landlord (at its election) in one of the following manners: (1) via electronic deposit into an account designated by Landlord, (2) by mail at the
Landlord's office indicated in Article XIX or (3) by mail to any other place designated by Landlord upon at least thirty (30) days' prior written notice to
Tenant. If the Effective Date (and the Commencement Date) shall not be the first day of a calendar month, then the rent for such month shall be prorated based upon a Three Hundred Sixty-Five (365) day year.

Section 3.02  Intentionally left blank.

Section 3.03  Fixed Rent:

                The "Fixed Rent" for the Demised Premises for each month of the
Lease Term prior to the first anniversary of the Commencement Date shall be
$12,718.75. On the first anniversary of the Commencement Date, and thereafter, on each anniversary of such date throughout the Lease Term, the monthly Fixed
Rent shall increase by two percent (2%) over the Fixed Rent charged in the immediately preceding month of the Lease Term, and such increase shall apply for the ensuing year. Tenant shall pay to Landlord Fixed Rent in advance, without demand therefore, on the first day of each calendar month commencing with the
Commencement Date.

Section 3.04  Intentionally left blank.

Section 3.05  Additional Rent.

                (a) Tenant shall pay to Landlord, as Additional Rent, all "Real
Estate Taxes" (as hereinafter defined) assessed against, or allocable or attributable to each of the Demised Premises whether accruing prior to or after the Effective Date. Real Estate Taxes for the last year of the Lease Term shall be prorated. As used herein, the term "Real Estate Taxes" means all taxes and general and special assessments and other impositions in lieu thereof, as a supplement thereto and any other tax which is measured by the value of real property and assessed on a uniform basis against the owners of real property, including excise taxes described in Section 3.05 (d) and any substitution in whole or in part of any of the foregoing due to a future change in the method of taxation. Nothing contained in this Lease, however, shall require the Tenant to pay any estate, inheritance, corporate, franchise or income tax of Landlord, nor shall any of same be deemed Real Estate Taxes, unless same shall be specifically imposed in substitution for, or in lieu of, Real Estate Taxes, and then only to the extent same are limited to the Demised Premises as if it were the only property owned by Landlord. If by law, any general or special assessment or like charge may be paid in installments without any penalty or interest whatsoever, then such assessment shall be paid in such installments and Tenant shall only be liable for the portion thereof that is allocable or attributable to the Lease
Term or any portion thereof.

                (b) Tenant shall pay the Real Estate Taxes on or before five (5)
business days prior to the earlier of (i) the delinquency thereof, or (ii) the date that any penalty or interest would accrue on any unpaid installment.
Landlord shall have the tax bill for the Demised Premises sent directly to
Tenant, and Tenant shall pay the tax bill directly to the collecting authority, and in such event Tenant shall provide Landlord a copy of the paid receipt for each installment of Real Estate Taxes so paid. If Tenant fails to pay the Real
Estate Taxes when due hereunder, then Tenant shall, in addition to all other remedies available to Landlord, reimburse Landlord for any and all penalties or interest, or portion thereof, incurred by Landlord as a result of such nonpayment or late payment by Tenant.

                (c) Tenant shall have the right to seek an abatement of Real
Estate Taxes or a reduction in the valuation of the Demised Premises and/or contest the applicability of any Real Estate Taxes to the Demised Premises or
the improvements thereon; provided, however, Tenant shall have paid timely all amounts pursuant to Section 3.05(b) above. In any instance where any such action or such proceeding is being undertaken by Tenant, Landlord shall reasonably cooperate with Tenant, at no cost or expense to Landlord, and execute any and all documents approved by Landlord required in connection therewith. Tenant shall be entitled to any refund (after the deduction therefrom of all reasonable expenses incurred by Landlord in connection therewith) of any Real Estate Taxes and penalties or interest thereon received by Tenant or Landlord, whether or not such refund was a result of proceedings instituted by Tenant, which have been paid by Tenant or paid by Landlord for the benefit of Tenant and repaid to
Landlord by Tenant.

                (d) Tenant shall pay to Landlord, with each payment of Rent due hereunder, all taxes imposed upon Landlord with respect to rental or other payments in the nature of a gross receipts tax, sales tax, privilege tax or the like, excluding federal or state net income taxes, whether imposed by a federal, state or local taxing authority, which when added to such rental or other payment shall yield to Landlord after deduction of all such tax payable by
Landlord with respect to all such payments a net amount which Landlord would have realized from such payment had no such tax been imposed.

Section 3.06 Matters of Record: Tenant hereby accepts the Demised Premises in the condition as of the date of possession hereunder, subject to all applicable zoning, municipal, county, and state laws, ordinances, and regulations, including private easements and restrictions (whether or not evidence thereof is recorded in the public records), governing and regulating the use of the Demised
Premises, and accepts this Lease subject thereto and to all matters disclosed thereby, and by any exhibits attached hereto ("Diligence Matters"). Tenant acknowledges that neither Landlord nor Landlord's agent has made any representation or warranty as to the suitability of the Leased Property for the conduct of the Tenant's business.

Section 3.07 Additional Charges: Tenant and Landlord agree that the rent accruing under this Lease shall be net to Landlord and that all taxes, costs, promotional fees, common area maintenance fees, expenses and charges of every kind and nature, including attorneys' fees incurred by Landlord in enforcing the provisions of this lease, whether or not any legal proceedings are commenced
("Additional Charges") arising in connection with or relating to the Demised
Premises (excluding, however, (1) taxes other than Real Estate Taxes for which
Landlord is responsible under Section 3.05(a) and (2) any payments for interest or principal under any fee mortgage relating to the Demised Premises) which may arise or become due at any time during the Lease Term, shall be paid by Tenant.
Tenant hereby indemnifies, defends, protects, and saves Landlord wholly harmless from and against any and all Additional Charges. As used herein, the term
"Additional Rent" shall include, without limitation, all of the following: (1)
any and all Additional Charges for which Tenant is responsible hereunder, or which Tenant otherwise assumes or agrees to pay; (2) all interest and penalties that may accrue on such Additional Charges if Tenant fails to pay them timely within any applicable cure periods; (3) all other damages, costs and expenses
(including, without limitation, reasonable attorneys' fees and other legal and court costs) which Landlord may suffer or incur in enforcing this Lease; and (4)
any and all other sums which may become due by reason of Tenant's default or failure to comply with its obligations under this Lease.

Section 3.08 Late Charge: Without limiting anything contained in Article XVI of this Lease and in addition to all other remedies set forth in this Lease, any payment of Fixed Rent due to Landlord not received by Landlord within ten (10)
days after such payment is due hereunder, and any payment of Additional Rent due to Landlord not received by Landlord when due hereunder, shall be deemed delinquent and cause Tenant to incur a late charge of three percent (3%) on each delinquent payment, due and payable immediately with the delinquent Fixed Rent or delinquent Additional Rent, as the case may be.

Section 3.09 Character of Demised Premises: From the Commencement Date and
thereafter throughout the Lease Term, Tenant shall conduct its business in a first class and reputable manner consistent with Tenant's prior operating practices with respect to the Demised Premises. Tenant shall open and operate a
Shells family dining restaurant at the Demised Premises continuously during all hours which is customary for similarly situated Shells restaurants, subject to temporary closing due to casualty, condemnation, remodeling or other force majeure condition. The character of the occupancy of the Demised Premises is an additional consideration and inducement for the granting of this Lease.

                                   ARTICLE IV
                                       USE

Tenant may use the Demised Premises to operate a Shells family dining restaurant, including beer, wine and liquor sales, and such other incidental uses related thereto in Tenant's discretion. Tenant may use the Demised Premises only for the uses expressly permitted under this Section, and for no other use without the prior written consent of Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. Notwithstanding any other provision of this Article, Tenant shall not use, or suffer or permit any person or entity to use the Demised Premises or any portion thereof for any purpose in violation of any applicable law, ordinance or regulation.

                                    ARTICLE V
                         ACCEPTANCE OF DEMISED PREMISES

Tenant acknowledges that it has owned the Demised Premises prior to execution of this Lease and has had the opportunity to perform all tests, studies and inspections that it desires, and that Tenant is accepting the Demised Premises subject to all Diligence Matters and in its AS IS condition existing on the date
Tenant executes this Lease.

                                   ARTICLE VI
                                   ALTERATIONS

Tenant shall have no right to make changes, alterations or additions
(collectively, "Alterations") to the Building which will require changes to the foundation, roof, exterior walls or utility systems at the Building without prior written consent of Landlord, which Landlord agrees it will not withhold unreasonably; provided, however, in no event shall any Alterations be made which, after completion, would: (i) reduce the value of the Building as it existed prior to the time that said Alterations are made; or (ii) adversely affect the structural integrity of the Building. Any and all Alterations made by
Tenant shall be at Tenant's sole cost and expense. Prior to the commencement of construction, Tenant shall deliver promptly to Landlord detailed cost estimates for any proposed Alterations, as well as all available drawings, plans and other information regarding such Alterations (such estimates, drawings, plans and other information are collectively referred to herein as the "Alteration
Information"). Landlord's review and/or approval of any Alteration Information shall in no event constitute any representation or warranty of Landlord regarding (x) the compliance of any Alteration Information with any governmental or legal requirements, (y) the presence or absence of any defects in any
Alteration Information, or (z) the safety or quality of any of the Alterations constructed in accordance with any plans or other Alteration Information.
Landlord's review and/or approval of any of the Alteration Information shall not preclude recovery by Landlord against Tenant based upon the Alterations, the
Alteration Information, or any defects therein. In making any and all
Alterations, Tenant also shall comply with all of the following conditions:

                (a) No Alterations shall be undertaken until Tenant shall have
(i) procured and paid for, so far as the same may be required, all necessary permits and authorizations of all governmental authorities having jurisdiction over such Alterations, and (ii) delivered to Landlord at least fifteen (15) days prior to commencing any such Alterations written evidence reasonably acceptable to Landlord of all such permits and authorizations. Landlord shall, to the extent necessary (but at no cost, expense, or risk of loss to Landlord), join in the application for such permits or authorizations whenever necessary, promptly upon written request of Tenant.

                (b) Any and all structural Alterations of the Building shall be performed under the supervision of an architect and/or structural engineer.

                (c) Tenant shall notify Landlord at least fifteen (15) days prior to commencing any Alterations so as to permit, and Tenant shall permit,
Landlord access to the Demised Premises in order to post and keep posted thereon such notice(s) as may be provided or required by applicable law to disclaim responsibility for any construction on the Demised Premises.

                (d) Any and all Alterations shall be conducted and completed promptly (subject to the terms of Article XVII), in a good and workmanlike manner, and in compliance with all applicable laws, municipal ordinances, building codes and permits, and requirements of all governmental authorities having jurisdiction over the Demised Premises, and of the local Board of Fire
Underwriters, if any; and, within thirty (30) days after completion of any and all Alterations, Tenant shall obtain and, upon Landlord's request, deliver to
Landlord a copy of the amended certificate of occupancy for the Demised
Premises, if required under applicable law or by governmental authority. Any and all Alterations shall be made and conducted so as not to disrupt Tenant's business; provided however that major alterations which require closing of the business on a temporary basis may be made so long as otherwise in compliance with the provisions of this Lease.

                (e) The cost of any and all Alterations shall be promptly paid by Tenant so that the Demised Premises at all times shall be free of any and all liens for labor and/or materials supplied for any Alterations.

                                   ARTICLE VII
                             REPAIRS AND MAINTENANCE

Tenant, at its sole cost and expense, shall maintain the Demised Premises and each part thereof, structural and non-structural, in good order and condition and, subject to the terms and conditions of Article VI, if and as applicable, shall make any necessary Repairs thereto, interior and exterior, whether extraordinary, foreseen or unforeseen. When used in this Article VII, the term
"Repairs" shall include all such replacements, renewals, alterations, additions and betterments necessary for Tenant to properly maintain the Demised Premises in good order and condition and in compliance with all applicable laws. The necessity for, and adequacy of, any and all Repairs to the Demised Premises required or conducted pursuant to this Article VII shall be measured by and meet, at a minimum, all of the following standards: (1) at least equal in quality and class to the condition of the Demised Premises prior to the need for such Repairs; (2) at least equal in quality and class to the condition of buildings and related facilities of similar construction and class in the general geographic area of the Demised Premises are generally maintained; (3)
subject to the terms and conditions of Article VI, avoidance of any and all structural damage or injury to the Building or persons therein; (4) any and all maintenance, service, operation and repair standards and requirements set forth by Tenant for its (or its subsidiaries' or affiliates') restaurants; (5) any and all repairs, replacements or upgrades necessary to ensure compliance with the rules and regulations of all governmental agencies, including all Environmental
Laws (as defined below); and (6) no mold which inhibits or impairs the intended use of the Demised Premises shall be permitted to remain unabated at the Demised
Premises. Landlord shall have no duty whatsoever to maintain, replace, upgrade, or repair any portion of the Demised Premises. If Tenant fails or neglects to make all necessary Repairs or fulfill its other obligations as set forth above, then Landlord or its agents may enter the Demised Premises for the purpose of making such Repairs or fulfilling those obligations. All costs and expenses incurred as a consequence of Landlord's action shall be paid by Tenant to
Landlord as Additional Rent within fifteen (15) days after Landlord delivers to
Tenant copies of invoices for such Repairs or other obligations. These invoices shall be prima facie evidence of the payment of the charges to be paid by
Landlord. Except in the case of emergency, Landlord shall refrain from taking any such action unless Tenant has not commenced and diligently pursued making such repairs or fulfilling such obligations within thirty (30) days after
Landlord delivers written notice of the proposed actions to be taken by
Landlord.

                                  ARTICLE VIII
                               COMPLIANCE WITH LAW

Tenant shall, throughout the Lease Term, at its sole cost and expense, comply, in all material respects, with all laws and regulations of federal, state, municipal and local governments, departments, commissions and boards pursuant to law, or directives or orders issued pursuant thereto, including without limitation all Environmental Laws and the Americans With Disabilities Act, with respect to, regarding, or pertaining to the Demised Premises. Notwithstanding the foregoing, Tenant may, subject to the terms and conditions of this Section, contest or appeal such requirements or orders. To the extent any such contest or appeal by Tenant suspends any and all obligations on the part of Tenant,
Landlord, or the Demised Premises to comply with such requirements or orders, and suspends any and all applicability of such requirements or orders to the
Demised Premises, Tenant shall not be required to comply with any such laws, regulations, orders, requirements or rules. In no event shall any such appeals, contests or proceedings pursued by Tenant subject Landlord to criminal liability or any civil liability. Upon final resolution of any such appeal, proceeding or contest pursued by Tenant, Tenant shall comply with the judgment, finding or order of the governmental authority so resolving such appeal, proceeding or contest, and shall be liable in full for any and all fines, penalties, charges or costs of any type whatsoever which accrue during the pendency of any contest or appeal.

                                   ARTICLE IX
                                    UTILITIES

Without limiting any of Tenant's obligations set forth in Article III, Tenant shall be solely responsible for, and shall pay the cost of all utility services provided to the Demised Premises throughout the Lease Term.

                                    ARTICLE X
                            DISCLAIMER AND INDEMNITY

Section 10.01 As used in this Lease, (x) "Landlord Parties" means, collectively,
Landlord, Landlord's Affiliates and Landlord's Lender; (y) "Landlord's
Affiliates" means Landlord's members, partners, officers, directors, shareholders, employees, or any person or entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with Landlord, (for purposes of this definition, the term
"control," "controlled by" or "under common control with" means the power, direct or indirect, to direct or cause the direction of the management and policies of Landlord, whether through the ownership of voting stock, by contract, as trustee or executor, or otherwise); and (z) "Landlord's Lender"
means any persons or entities providing financing to Landlord or Landlord's
Affiliates. To the extent not prohibited by law, none of the Landlord Parties shall be (and Tenant hereby agrees that they shall not be) liable, under any circumstances (except only Landlord (and not any other Landlord Parties) in the event of, and then only to the extent directly attributable to, Landlord's gross negligence or willful misconduct), for any loss, injury, death or damage to person or property (including but not limited to the business or any loss of income or profit therefrom) of Tenant, Tenant's members, officers, directors, shareholders, agents, employees, contractors, customers, invitees or any other person in or about the Demised Premises, whether the same are caused by (1)
fire, explosion, falling plaster, steam, dampness,

electricity, gas, water, rain or (2) breakage, leakage or other defects of sprinklers, wires, appliances, plumbing fixtures, water or gas pipes, roof, air conditioning, lighting fixtures, street improvements, or subsurface improvements or (3) theft, acts of God, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or (4)
any act or omission of any other occupant of the Demised Premises or any other party, or (5) operations in construction of any private, public or quasi-public work, or (6) any other cause, including damage or injury which arises from the condition of the Demised Premises, from occupants of adjacent property, from the public, or from any other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same are inaccessible to
Tenant, or which may arise through repair, alteration or maintenance of any part of the Demised Premises or failure to make any such repair, from any condition or defect in, on or about the Demised Premises including any "Environmental
Conditions" (as defined in Article XXXVII) or the presence of any mold or any
Hazardous Materials (as defined in Article XXXVII), or from any other condition or cause whatsoever.

Section 10.02 Tenant hereby fully and forever releases, discharges, acquits, and agrees to indemnify, protect, defend (with counsel selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld) and hold the Demised Premises, and each of the Landlord Parties wholly free and harmless of, from and against any and all claims, demands, actions, causes of action, settlements, obligations, duties, indebtedness, debts, controversies, losses, remedies, choses in action, liabilities, costs, penalties, fines, damages, injury, judgments, forfeiture, losses (including without limitation diminution in the value of the Demised Premises) or expenses (including without limitation reasonable attorneys' fees, consultant fees, testing and investigation fees, expert fees and court costs), whether known or unknown, whether liquidated or unliquidated: (a) arising out of or in any way related to or resulting directly or indirectly from: (i) the use, occupancy or activities of Tenant, its agents, employees, contractors or invitees in or about the Demised Premises, (ii) any failure on the part of Tenant to comply with any applicable law, including without limitation all Environmental Laws; (iii) any default or breach by Tenant in the performance of any obligation of Tenant under this Lease; (iv) any other loss, injury or damage described in Section 10.01 above caused (whether by action or omission) by Tenant, its agents, employees, contractors or invitees;
and (v) in connection with mold at the Demised Premises; and (b) whether heretofore now existing or hereafter arising out of or in any way related to or resulting directly or indirectly from the presence or "Release" (as defined in
Article XXXVII) at, on, under to or from the Demised Premises of any Hazardous
Material; provided, however, that the foregoing indemnity shall not be applicable to the extent any such claims are directly attributable to the gross negligence or willful misconduct of such Landlord Party. All of the personal or any other property of Tenant kept or stored at, on or about the Demised Premises shall be kept or stored at the risk of Tenant.

Section 10.03 Tenant hereby fully and forever releases, discharges, acquits, and agrees to indemnify, protect, defend (with counsel selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld) and hold the Demised Premises, and all Landlord Parties wholly free and harmless of, from and against any and all claims, demands, actions, causes of action, settlements, obligations, duties, indebtedness, debts, controversies, losses, remedies, choses in action, liabilities,

costs, penalties, fines, damages, injury, judgments, forfeiture, losses
(including without limitation diminution in the value of the Demised Premises)
or expenses (including without limitation reasonable attorneys' fees, consultant fees, testing and investigation fees, expert fees and court costs), whether known or unknown, hereafter arising, whether liquidated or unliquidated, arising out of or in any way related to or resulting directly or indirectly from work or labor performed, materials or supplies furnished to or at the request of Tenant or in connection with obligations incurred by or performance of any work done for the account of Tenant in, on or about the Demised Premises.

Section 10.04 Landlord and Tenant each (a) represent to the other party that such representing party has dealt with no broker or brokers in connection with the negotiation, execution and delivery of this Lease and (b) hereby agrees to indemnify, defend, protect (with counsel selected by the other party) and hold such other party wholly free and harmless of, from and against any and all claims or demands for any and all brokerage commissions and/or finder's fees due or alleged to be due as a result of any agreement or purported agreement made by such indemnifying party.

Section 10.05 The provisions of this Article X shall survive the expiration or sooner termination of this Lease. Tenant hereby waives the provisions of any applicable laws restricting the release of claims which the releasing parties do not know or suspect to exist at the time of release, which, if known, would have materially affected Tenant's decision to agree to this release. In this regard,
Tenant hereby agrees, represents, and warrants to Landlord that Tenant realizes and acknowledges that factual matters now unknown to Tenant may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Tenant further agrees, represents and warrants that the release provided hereunder has been negotiated and agreed upon in light of that realization and that Tenant nevertheless hereby intends to release, discharge and acquit the parties set forth herein above from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are in any manner set forth in or related to this Lease, the Demised Premises and all dealings in connection therewith.

                                   ARTICLE XI
                                    INSURANCE

Section 11.01

                (a) Liability Insurance. Throughout the Lease Term, Tenant
shall, at its sole expense, provide and cause to be maintained comprehensive general public liability insurance with an insurance company licensed to do business in each state in which the Demised Premises is located and which is approved by Landlord (which approval shall not be unreasonably withheld), against claims for bodily injury, death or property damage occurring on, in or about each of the Demised Premises, such insurance to afford a minimum coverage protection of not less than Two Million Dollars ($2,000,000) combined single limit (per occurrence) for injury to, or death of, persons and loss of, or damage to, property. Such coverage shall include a contractual obligation endorsement covering Tenant's duties and obligations under Article X above.
Landlord may require increases in coverage from Tenant from time to time as required by any lender of Landlord.

                (b) Property Insurance. Throughout the Lease Term, Tenant shall maintain property insurance against loss or damage by fire and such other risks to the Building (including, but not limited to, Tenant's inventory, equipment and/or trade fixtures), as are included in so-called "all-risks extended coverage" endorsements, in an amount equal to the full replacement cost thereof in a stipulated amount, with change of condition, exclusive of the cost of foundations, excavations and footings, with a replacement cost endorsement without any deduction being made for depreciation.
Said policy shall contain coverage for loss of rents insurance which will cover the Fixed Rent and Additional Rent for a period of up to one (1) year.

                (c) In addition to the other insurance required under this
Section 11.01, for so long as Tenant shall serve liquor or other alcoholic beverages in or from the Leased Premises, Tenant agrees to maintain minimum limits of coverage of at least Two Million Dollars ($2,000,000) under an umbrella policy covering excess "liquor law" liability (sometimes also known as
"Dram Shop" insurance) which shall insure Tenant and Landlord, and all of those claiming by, through or under Landlord, against any and all claims, demands or actions for personal bodily injury to, or death of, one person or multiple persons in one or more accidents, and for damages to property, so that at all times Landlord will be fully protected against claims that may arise by reason of or in connection with the sale, dispensing and consumption of liquor and alcoholic beverages in, on, at, from or about the Leased Premises.

Section 11.02 All insurance provided for in this Article shall be effected under policies issued by insurers with at least an A rating by A.M. Best's Insurance
Guide. No insurance policy may have a deductible amount exceeding $25,000.00 per occurrence. Tenant shall provide to Landlord, beginning on the Effective Date and continuing annually thereafter with certificates (or other evidence reasonably requested by Landlord) from all applicable insurance carriers evidencing the payment of premiums or accompanied by other evidence of such payment (e.g., receipts, canceled checks) reasonably satisfactory to Landlord.

Section 11.03 The policies of insurance required under this Article XI shall name Tenant as the named insured and Landlord Parties (as defined in Section
10.01 above) as additional named insureds as their interests may appear, with primary coverage in favor of all additional named insureds (and with provisions that any other insurance carried by any additional insured or Landlord shall be non-contributing and that naming Landlord and other Landlord Parties as additional insureds shall not negate any right Landlord or other Landlord
Parties would have had as claimants under the policy if not so named). All insurance policies required under this Article XI also shall provide that the beneficial interest of Landlord in such policies shall be fully transferable.
All policies referred to in Section 11.01(b) above shall provide that the proceeds of all such policies shall be made payable to the account of both
Landlord and Tenant to be disbursed in accordance with the provisions of, and for the purposes set forth in, Article XII hereof.

Section 11.04 Any insurance provided for in this Article may be effected by a blanket policy or policies of insurance, or under so-called "all-risk" or
"multi-peril" insurance policies, provided that the amount of the total insurance available with respect to the Demised Premises shall provide coverage and indemnity at least equivalent to separate policies in the amounts herein required, and provided further that in other respects, any such policy or policies shall comply with the provisions of this Article. Any increased coverage provided by individual or blanket policies shall be satisfactory, provided the aggregate liability limits covering the Demised Premises under such policies shall otherwise comply with the provisions of this Article.

Section 11.05 Every insurance policy carried by either party with respect to the
Demised Premises shall (if it can be so written) include provisions waiving the insurer's subrogation rights against the other party to the extent such rights can be waived by the insured prior to the occurrence of damage or loss. Subject to the above, each party hereby waives any rights of recovery against the other party for any direct damage or consequential loss covered by said policies against which such party is protected by insurance whether or not such damage or loss shall have been caused by any acts or omissions of the other party, but such waiver shall operate only to the extent such waiving party is so protected by such insurance coverage.

Section 11.06 Each insurance policy required to be carried by Tenant hereunder shall include a provision requiring the insurance carrier insuring such policy to provide Landlord with not less than thirty (30) days' prior written notice of any threatened or actual lapse, cancellation, reduction, or other material change in such policy's coverage or its terms. If any insurance policy required to be and in fact carried by Tenant and covering the Demised Premises or any part thereof is cancelled or is threatened by the insurer to be cancelled (other than in the case of the lapse of the policy at the end of its stated term), or if the coverage thereunder is reduced in any way by the insurer for any reason, and if Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation, or reduction of coverage within 48 hours after notice thereof by Landlord, Landlord may, in addition to all other rights and remedies available to Landlord, enter the Demised Premises and remedy the condition giving rise to such cancellation, threatened cancellation or reduction, and
Tenant shall forthwith pay the cost thereof to Landlord (which cost may be collected by Landlord as Additional Rent) and Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Demised Premises as a result of any such entry. In the event Tenant fails to procure or maintain any policy of insurance required under Article XI, Landlord may, at its option, purchase such insurance and charge Tenant all costs and expenses incurred in procuring and maintaining such insurance as Additional
Rent.

                                   ARTICLE XII
                              DAMAGE OR DESTRUCTION

Section 12.01 Subject to the provisions of Section 12.04 and Section 12.05 below, if at any time during the Lease Term, the Demised Premises or any part thereof shall be damaged or destroyed by fire or other casualty of any kind or nature, Tenant shall proceed within ninety (90) days after the first date of such damage or destruction with commercially reasonable due diligence to repair, replace or rebuild the Demised Premises as nearly as possible to its condition and character immediately prior to such damage with such variations and
Alterations requested by Tenant as may be permitted under (and subject to the provisions of ) Article VI (the "Restoration Work").

Section 12.02 All property and casualty insurance proceeds payable to Landlord or Tenant (except (i) insurance proceeds payable to Tenant on account of
Tenant's trade fixtures or inventory and business interruption insurance carried by Tenant and (ii) insurance proceeds payable from comprehensive general public liability, or any other liability insurance) at any time as a result of casualty to the Demised Premises shall be paid jointly to Landlord and Tenant for purposes of payment for the cost of the Restoration Work, except as may be otherwise expressly set forth herein, and advanced from time to time for such purposes as the work progresses upon certified request of Tenant's architect.
Landlord and Tenant shall cooperate in order to obtain the largest possible insurance award lawfully obtainable and shall execute any and all consents and other instruments and take all other actions necessary or desirable in order to effectuate same and to cause such proceeds to be paid as hereinbefore provided.
The proceeds of any such insurance in the case of loss shall, to the extent necessary, be used first for the Restoration Work with the balance, if any, payable to Tenant. If insurance proceeds as a result of a casualty to the
Demised Premises are insufficient to complete the Restoration Work necessary by reason of such casualty, then Tenant shall supply promptly the balance of the amount necessary to complete the Restoration Work. If Tenant so supplies such balance, then the funds so supplied by Tenant shall first be used in their entirety for the Restoration Work, and only after all such funds have been fully expended shall the insurance proceeds collected by reason of such casualty be used and expended.

Section 12.03 Except as provided for in Section 12.04, this Lease shall not be affected in any manner by reason of the total or partial destruction to the
Demised Premises or any part thereof, or any reason whatsoever, and Tenant, notwithstanding any law or statute, present or future, waives all rights to quit or surrender any Demised Premises or any part thereof. Fixed Rent and Additional
Rent required to be paid by Tenant hereunder shall not abate as a result of any casualty.

Section 12.04

      (a) Notwithstanding Section 12.01 above, if the Building is destroyed or damaged in excess of Twenty-Five percent (25%) of the replacement cost thereof
(the Demised Premises at which the Building is located is hereafter referred to as the "Casualty Property"), exclusive of foundation and footings, by fire or other insured casualty at any time during the last two (2) years of the Lease
Term, then Tenant shall have the right, at its election, to terminate this Lease by giving Landlord written notice of termination within sixty (60) days after the date on which such damage or destruction occurs. Such termination shall be effective on the last day of the month following the month in which Tenant gives
Landlord notice of its election to so terminate. In such event, Landlord shall be entitled to all insurance proceeds payable pursuant to the policy carried by
Tenant pursuant to Section 11.01(b) above, except amounts payable with respect to Tenant's inventory, equipment and/or trade fixtures or moveable trade fixtures.

      (b) In the event of the termination of the Lease, Tenant shall pay to
Landlord, prior to such termination date, an amount equal to the Fixed Rent and any then accrued Additional Rent payable under this Lease to the date of such termination. With respect to any amounts of Additional Rent which are payable by
Tenant in the event of such termination, but which are not then ascertainable,
Tenant shall pay to Landlord an amount equal to such Additional Rent as and when the same is determined. This Section 12.04 shall survive expiration or termination of the Lease. ARTICLE XIII EMINENT DOMAIN

Section 13.01 If more than fifty percent (50%) of the Demised Premises, fifty percent (50%) of the existing access to or from the Demised Premises, or fifty percent (50%) of the parking available at the Demised Premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or by purchase in lieu thereof and such taking makes the Demised
Premises unusable for the purposes set forth in Article IV, then this Lease shall terminate as of the date that possession has been so taken (the "Vesting
Date").

Section 13.02

      (a) In the event of a taking of less than or equal to fifty percent (50%)
of the Demised Premises, Tenant may elect to terminate this Lease and not restore such Demised Premises if, by reason of the taking, the taking shall result in a diminution in value of more than 20% of the Demised Premises and as a result of such taking Tenant's business at the Demised Premises has been materially and adversely affected. Tenant's business at the Demised Premises will be deemed materially adversely affected only if there is (i) a taking of a portion of the Building located at the Premises making reconfiguration uneconomical, (ii) a taking of access to the Demised Premises in which an alternative access provides significantly reduced traffic counts (iii) a taking of a significant number of parking spaces where alternative parking spaces are not available, or (iv) a taking that would preclude use of the Property for its current use under applicable zoning or other use regulations.

      (b) In the event Tenant elects by reason of any of the foregoing events described in this Article XIII to terminate the Lease as to a Demised Premises
("Condemned Property"), Tenant shall give written notice to Landlord of its intention to so terminate within ninety (90) days after formal notice of the proposed taking is given to Tenant, and this Lease shall terminate as of the last day of the calendar month following the month in which such notice is given. In the event the condemning authority revokes or terminates its condemnation proceeding, Landlord, prior to the date set for termination of this
Lease, may, by notice to Tenant, elect to rescind such termination. In the event of such termination, however, Tenant shall pay to Landlord, prior to such termination date, an amount equal to the Fixed Rent and any then accrued
Additional Rent payable under this Lease to the date of such termination, and neither party shall have any further rights or liabilities under this Lease
(except for rights and liabilities that explicitly survive termination or expiration of the Lease as set forth herein). With respect to any items of
Additional Rent which are payable by Tenant in the event of such termination, but which are not then ascertainable, Tenant shall pay to Landlord an amount equal to such Additional Rent as and when the same is determined. The covenants and agreements with respect to the adjustment and payment of items of Additional
Rent shall survive the termination of this Lease.

Section 13.03 In the event of a taking resulting in the termination of this
Lease with respect to a Condemned Property pursuant to the provisions of
Sections 13.01 or 13.02, the parties hereto agree to cooperate in applying for and in prosecuting any claim for such taking and further agree that the aggregate net award shall be distributed as follows:

                (a) Landlord shall be entitled to the entire award for the
Condemned Property.

                (b) Tenant shall be entitled to any award that may be made for the taking of, or injury to or on account of, any cost or loss Tenant may sustain in the removal of its merchandise, fixtures, moveable trade fixtures and equipment and furnishings, and so long as it does not diminish the amount of the award otherwise available to Landlord for the Condemned Property, the award for loss of business and goodwill.

Section 13.04

                (a) In case of a taking of less than or equal to fifty percent
(50%) of the Demised Premises, and if this Lease is not terminated as provided in Section 13.02 above, Tenant shall proceed with diligence (subject to reasonable time periods for purposes of adjustment of any award and unavoidable delays) to repair or reconstruct the affected Building to a complete architectural unit (all such repair, reconstruction and work being referred to in this Article as "Reconstruction Work"). Landlord shall reimburse Tenant for the cost of the Reconstruction Work up to and not exceeding the net compensation amount realized by Landlord as a result of such taking (i.e., the gross amount of the compensation received by Landlord from the taking authority less all reasonable costs and expenses incurred by Landlord in pursuing, prosecuting, and/or recovering its claim to such award). All Reconstruction Work shall be performed pursuant to (and subject to) the requirements for Alterations set forth in Article VI.

                (b) In case of a taking of less than substantially all of the
Demised Premises, and if this Lease is not terminated as provided in Section
13.02 above, the monthly Fixed Rent payable hereunder shall, from and after the date of such taking, be reduced by an amount equal to the product of (i) 1/12 multiplied by (ii) 7% multiplied by (iii) the net condemnation proceeds retained by Landlord after the application of any such proceeds to the repair, restoration or replacement necessitated by the condemnation taking.

                (c) Tenant shall be entitled to claim, prove and receive in any condemnation proceeding such awards as may be allowed for loss of business and goodwill, provided such award shall not diminish the amount of the award otherwise available to Landlord for the Demised Premises hereunder.

                (d) Any compensation for a temporary taking shall be payable to
Tenant without participation by Landlord, except to the proportionate extent such temporary taking extends beyond the end of the Lease Term, and there shall be no abatement of Rent as a result thereof.

                                   ARTICLE XIV
                        COVENANTS OF LANDLORD AND TENANT

Section 14.01 Landlord and Tenant represent, warrant and covenant to the other as follows:

                (a) Landlord currently has, and as of the Effective Date will continue to have, the right and lawful authority to enter into this Lease and perform Landlord's obligations hereunder.

                (b) Tenant has the right and lawful authority to enter into this
Lease and perform Tenant's obligations hereunder.

                (c) From and after the Effective Date until the termination of the Lease Term, and provided Tenant is not in default beyond expiration of all applicable cure periods under this Lease, Tenant shall have quiet enjoyment of the Demised Premises as against any adverse claim of Landlord or any party claiming under Landlord subject, however, to the terms of the Lease, the
Diligence Matters and any agreement between Tenant and any such party claiming under Landlord.

                                   ARTICLE XV
                                   INSOLVENCY

Section 15.01 If at any time during the Lease Term, (1) proceedings in bankruptcy shall be instituted (voluntarily or involuntarily) by or against
Tenant which result in an adjudication of bankruptcy, or (2) if Tenant shall file, or any creditor or other person shall file against Tenant, any petition in bankruptcy (i.e., seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief) under the Bankruptcy
Act of the United States of America (or under any other present or future statute, law or regulation), and such filing is not vacated or withdrawn within sixty (60) days thereafter, or (3) if a trustee or receiver shall be appointed to take possession of the Demised Premises, or of all or substantially all of the business or assets of Tenant, and such appointment is not vacated or withdrawn and possession restored to Tenant, within thirty (30) days thereafter, or (4) if a general assignment or arrangement is made by Tenant for the benefit of creditors, or (5) if any sheriff, marshal, constable or other duly-constituted public official takes possession of the Demised Premises, or of all or substantially all of the business or assets of Tenant by authority of any attachment, execution, or other judicial seizure proceedings, and if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof, or (6) if Tenant shall admit in writing
Tenant's inability to pay its debts as they become due; the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding; or, if within sixty (60)
days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, then an Event of Default under this
Lease shall have occurred on the part of Tenant and Landlord may, at its option in any of such events, on thirty (30) days notice to Tenant, if such action is not vacated or withdrawn, immediately recapture and take possession of the
Demised Premises and terminate this Lease pursuant to process of law.

                                   ARTICLE XVI
                                     DEFAULT

Section 16.01 Events Of Default. The occurrence of any of the following shall constitute an event of default ("Event of Default") on the part of Tenant:

                (a) Nonpayment Of Rent. Failure to pay any installment of Fixed
Rent or Additional Rent due and payable hereunder within five (5) business days after written notice to Tenant.

                 (b) Insolvency. The occurrence of any event described in
Article XV above. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, within such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease.

                (c) Intentionally Deleted.

                (d) Intentionally Deleted.

                (e) Environmental. Tenant's violations of any Environmental Laws or the Release of any Hazardous Materials, or the failure to abate the presence of mold which would inhibit or impair the intended use of the Demised Premises, such failure continuing for a period of thirty (30) days after written notice of such failure, or such longer period as is reasonably necessary to remedy such default, provided that Tenant commences an appropriate response action for such violation or Release within such thirty (30) day period and continuously and diligently pursues such remedy at all times until complete.

                (f) Delivery of Documents. The failure by Tenant to deliver any of the documents required pursuant to Section 26.01 or 28.01 within the time periods required pursuant to such sections.

                (g) Intentionally Deleted.

                (h) Other Obligations. The failure by Tenant to timely perform any obligation, agreement or covenant under this Lease, other than those matters specified in Sections 16.01(a)-(f) above, and such failure continuing for a period of thirty (30) days after written notice of such failure is delivered to
Tenant (or such longer period, up to but not exceeding an additional ninety (90)
days, as is reasonably necessary to remedy such default, provided that Tenant commences the remedy within such thirty (30) day period and continuously and diligently pursues such remedy at all times during the additional ninety (90)
day period.)

Section 16.02 Remedies Upon Default. If an Event of Default by Tenant occurs, then, in addition to any other remedies available to Landlord at law or in equity or elsewhere hereunder, Landlord shall have the following remedies:

                (a) Termination. Landlord shall have the right, with or without notice or demand, immediately upon expiration of any applicable grace period specified herein, to terminate this Lease, and at any time thereafter recover possession of all or any portion of the Demised Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same by any lawful means, and repossess and enjoy all or any portion of the Demised Premises without prejudice to any of the remedies that Landlord may have under this
Lease. If Landlord elects to terminate the Lease, Landlord shall also have the right to reenter the Demised Premises and take possession of and remove all equipment and fixtures of Tenant, if any, in such Demised Premises, and to operate the restaurant at the Demised Premises. In connection with any such repossession, Tenant (and any affiliate of Tenant holding a liquor license with respect to the Demised Premises) shall provide reasonable cooperation in transferring its liquor license to Landlord, or in assisting Landlord in obtaining a liquor license. Tenant (and Tenant's affiliate) agree upon
Landlord's written request, to grant a security interest to Landlord in the liquor license at the Demised Premises to secure Tenant's obligations hereunder, provided that the grant of such security interest does not violate any state or local law or ordinance. Upon any assignment or foreclosure of Tenant's liquor license, Tenant's liability to Landlord on account of any default under this
Lease shall be reduced by the fair market value of the liquor license so transferred to Landlord. If Landlord elects to terminate this Lease and Tenant's right to possession, or if Tenant's right to possession is otherwise terminated by operation of law, Landlord may recover as damages from Tenant the following:
(i) all Rent then due under the Lease; (ii) the Rent due for the remainder of the Lease Term (discounted by the discount rate of the Federal Reserve Bank of
San Francisco plus one percent (1%)), not to exceed, in any event 6%; (iii) the cost of reletting the Demised Premises; and (iv) any other costs and expenses that Landlord may reasonably incur in connection with the Event of Default.
Landlord shall use commercially reasonable efforts to mitigate Tenant's damages for any such default; provided, however, that Landlord's efforts to mitigate shall not waive Landlord's right to recover damages which are calculated consistent with Landlord's duty to mitigate.

                (b) Continuation After Default. If Landlord does not elect to terminate this Lease, then this Lease shall continue in effect, and Landlord may enforce all of its rights and remedies under this Lease, including, without limitation, the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under

New York law. Landlord shall not be deemed to have terminated this Lease except by an express statement in writing. Acts of maintenance or preservation, efforts to relet the Demised Premises, or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute an election to terminate Tenant's right to possession unless such election is expressly stated in writing by Landlord. Notwithstanding any such reletting without such termination, Landlord may at any time thereafter elect to terminate
Tenant's right to possession and this Lease. If Landlord elects to relet the
Demised Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any and all costs of such reletting (including, without limitation, reasonable attorneys'
fees, brokers' fees, alterations and repairs to any of the Demised Premises, and tenant improvement costs); second, to the payment of any and all indebtedness other than Rent due hereunder from Tenant to Landlord; third, to the payment of any and all Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If the rent received from the reletting is less than the sum of the costs of reletting, other indebtedness due by Tenant, and the Rent due by Tenant, then Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly.

Section 16.03 Indemnification. Nothing in this Section shall be deemed to affect
Tenant's obligation to indemnify, defend, protect and hold harmless Landlord and the other Landlord Parties under Article X of this Lease, and such obligation shall survive the termination or expiration of this Lease.

Section 16.04 Waiver of Notice/ Performance by Landlord. Notwithstanding any
provision herein, (a) if Tenant is required to comply with any governmental requirement, Tenant shall not be entitled to notice of default from Landlord and right to cure beyond the period within which such compliance may be required by applicable law or government agency; or (b) if in Landlord's reasonable determination the continuance of any default by Tenant for the full period of notice provided for herein will constitute a threat of injury or harm to persons or property, Landlord may, with or without notice, elect to perform those acts with respect to which Tenant is in default for the account and at the expense of
Tenant. If by reason of such governmental requirement or default by Tenant,
Landlord is compelled or elects to pay any sum of money, (including without limitation reasonable attorneys' fees, consultant fees, testing and investigation fees, expert fees and court costs), such sums so paid by Landlord, plus an administrative charge of ten percent (10%) of such sums, shall be due as
Additional Rent from Tenant within ten (10) days of written demand therefore from Landlord.

Section 16.05 Interest. Tenant hereby acknowledges that late payment by Tenant to Landlord of Fixed Rent and any Additional Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on
Landlord by the terms of any mortgage or trust deed covering the Demised
Premises. Accordingly, any sum due by Tenant to Landlord under this Lease which is not paid when due shall bear interest at the lesser of the prime rate announced from time to time by Wells Fargo Bank, N.A., plus five percent (5%)
per annum or the maximum rate allowed under New York law, not to exceed, in any event 15%, from the date such sum becomes due and payable by Tenant hereunder until paid, unless otherwise expressly provided in this Lease. The foregoing shall be in addition to, and not in lieu of, any other rights, remedies and charges as a result of any such late payment by Tenant set forth in this Lease, including without limitation any late charge imposed on any such amount as set forth in Section 3.08.

Section 16.06 Tenant's Subleases. If Landlord elects to terminate this Lease on account of any Event of Default, then Landlord may: (i) terminate any sublease by a subtenant and any license, concession, or other consensual arrangement for possession entered into by Tenant and affecting any of the Demised Premises which are not the subject of a nondisturbance agreement executed by Landlord; or
(ii) choose to succeed to Tenant's interest in such arrangement. No payment by a subtenant with respect to a sublease shall entitle such subtenant to possession of any Property after termination of this Lease and Landlord's election to terminate the sublease by the subtenant. If Landlord elects to succeed to
Tenant's interest in such arrangement, then Tenant shall, as of the Effective
Date of notice given by Landlord to Tenant of such election, have no further right to, or interest in, any rent or other consideration receivable under that arrangement.

Section 16.07 Form of Payment After Default. If Tenant fails to pay any amount due to Landlord under this Lease within five (5) business days after written notice of such failure is given to Tenant by Landlord, or if Tenant attempts to pay any such amount by drawing a check on an account with insufficient funds, then Landlord shall have the right to require that any and all subsequent amounts paid by Tenant to Landlord under this Lease (to cure a default or otherwise) be paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or any other form approved by Landlord in its sole and absolute discretion, notwithstanding that Landlord may have previously accepted payments from Tenant in a different form.

Section 16.08 Acceptance of Rent Without Waiving Rights. No payment by Tenant shall be deemed to be other than on account of the earliest sum due from Tenant hereunder, nor shall any endorsement or statement by Tenant on any check or any letter accompanying such payment be deemed an accord and satisfaction of any amount in dispute between Tenant and Landlord or otherwise. Landlord may accept any and all of Tenant's payments without waiving any right or remedy under this
Lease, including but not limited to the right to commence and pursue an action to enforce rights and remedies under a previously served notice of default, without giving Tenant any further notice or demand.

Section 16.09 Waiver by Tenant. Tenant hereby waives all claims for damages that may be caused by Landlord's lawful reentering and taking possession of the
Demised Premises in accordance with the provisions of this Lease or removing and storing the property of Tenant as herein provided.

Section 16.10 Remedies Cumulative. All rights, privileges, elections, and remedies of Landlord are cumulative and not alternative with all other rights and remedies hereunder, at law or in equity to the fullest extent permitted by law. The exercise of one or more rights or remedies by Landlord shall not impair
Landlord's rights to exercise any other right or remedy to the fullest extent permitted by law.

Section 16.11 Default by Landlord. Landlord shall not be in default unless
Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than ten (10) days after written notice by Tenant to
Landlord and to the holder of any first mortgage, deed of trust, deed to secure debt or security deed granted by Landlord against any portion of the Demised
Property whose name and address shall have been furnished to Tenant in writing, specifying Landlord's failure to perform such obligation; provided, however, that, if the nature of Landlord's obligation is such that more than ten (10)
days are required for performance, then Landlord shall not be in default if
Landlord commences performance within such ten (10) day period and thereafter diligently prosecutes the same to completion. Tenant agrees that the mortgagee, beneficiary or trustee under any such first mortgage, deed of trust, deed to secure debt or security deed shall have the right to cure such default on behalf of Landlord within ten (10) calendar days after receipt of such notice, and
Tenant further agrees not to invoke any of its remedies under this Lease until such ten (10) calendar day period has elapsed.

                                  ARTICLE XVII
                        UNAVOIDABLE DELAYS, FORCE MAJEURE

If either party shall be prevented or delayed from punctually performing any obligation or satisfying any condition under this Lease by any strike, lockout, labor dispute, inability to obtain labor, materials or reasonable substitutes thereof, Acts of God, present or future governmental restrictions, regulations or control, insurrection, sabotage, fire or other casualty, final determination of insurance and condemnation claims, or any other condition beyond the control of the party, exclusive of financial inability of a party, then the time to perform such obligation or satisfy such condition shall be extended by the delay caused by such event, but only for a reasonable period of time not to exceed, in any event, 180 days. The provisions of this Article shall in no event, however, operate to delay the Commencement Date or to excuse Tenant from the prompt payment of Fixed Rent or Additional Rent.

                                  ARTICLE XVIII
                                    NO WAIVER

The failure of Landlord or Tenant to insist upon strict performance of any of the terms and conditions hereof shall not be deemed a waiver of any rights or remedies that party or any other such party may have, and shall not be deemed a waiver of any subsequent breach or default in any of such terms, covenants or conditions.

                                   ARTICLE XIX
                                     NOTICES

Whenever it is provided herein that notice, demand, request or other communication shall or may be given to either of the parties by the other, it shall be in writing and, any law or statute to the contrary notwithstanding, shall not be effective for any purpose unless same shall be given or served as follows:

                (a) If given or served by Landlord, (1) by hand delivery to
Tenant, (2) by mailing same to Tenant by registered or certified mail, postage prepaid, return receipt requested, or (3) by delivery by overnight courier such as Federal Express, all delivered and addressed to Tenant at the following address:

                         16313 North Dale Mabry Hwy, Ste 100
                         Tampa, FL 33618
                         Attn: Mr. Warren Nelson

                (b) If given or served by Tenant, (1) by hand delivery to
Landlord, (2) by mailing same to Landlord by U.S. registered or certified mail, postage prepaid, return receipt requested, or (3) by delivery by overnight courier such as Federal Express, all delivered and addressed to Landlord at the following address:

                         Fortress Realty Management, LLC
                         5221 N. O'Connor Blvd, Suite 700
                         Irving TX 75039
                         Attn: David Pettijohn

                (c) All notices, demands, requests or other communications hereunder shall be deemed to have been given or served: (1) if hand delivered, on the date received (or the date delivery is refused) by the recipient party;
(2) if delivered by registered or certified mail, three (3) days after the date of posting as marked on the U.S. postage receipt; and (3) if by Federal Express or similar overnight courier service, on the date of receipt (or the date delivery is refused) by the recipient party.

                (d) Either Landlord or Tenant may at any time during the Lease
Term designate one additional party to whom copies of notices must be sent.

                (e) Either Landlord or Tenant may from time to time change its address for receiving notices under this Lease by providing written notice to the other party in accordance with this Article XIX.

                                   ARTICLE XX
                                     ACCESS

Section 20.01 Landlord and its designees shall have the right on Twenty-Four
(24) hours' prior written notice (except in the event of an emergency, where no prior notice shall be required) to Tenant to enter upon the Demised Premises at reasonable hours accompanied by an employee of Tenant to inspect such Demised
Premises or, during the period commencing one hundred eighty (180) days prior to the end of the Lease Term, for the purpose of exhibiting same to prospective tenants. Landlord's right to enter and inspect the Demised Premises shall include the right to take samples of Environmental Media (as defined in Article
XXXVII) as necessary to confirm the presence or absence of Hazardous Materials.
Such entry and/or inspection shall not unreasonably interfere with Tenant's ability to conduct its business operations from the Demised Premises.

                                   ARTICLE XXI
                                      SIGNS

No sign shall be installed on the Demised Premises until all governmental approvals and permits required therefore are first obtained and all fees pertaining thereto have been paid by Tenant. In no event shall Tenant permit the installation of billboards or similar signs pertaining to or advertising businesses, trade names or activities other than Tenant's operation of a restaurant.

                                  ARTICLE XXII
                            IMPROVEMENTS AND FIXTURES

Section 22.01 Any and all portions of the Building, all other improvements on the Real Property at the Commencement Date and all fixtures on the Demised
Premises at the Commencement Date shall be the property of Landlord. In the event that Tenant installs or erects fixtures or improvements to the Demised
Premises after the Commencement Date, such fixtures or improvements (except those referenced in Section 22.02 which can be removed without damage to the
Demised Premises) shall at the expiration or earlier termination of the Lease, become the property of Landlord and remain upon and be surrendered with the
Demised Premises. Notwithstanding the foregoing provisions, Tenant shall be liable for all property taxes, assessments, and similar charges assessed against or allocable to any fixtures or equipment at the Demised Premises (irrespective of whether such fixtures are owned by Landlord or Tenant) and which are attributable to any period of time during the Lease Term.

Section 22.02 Moveable trade fixtures (except the Landlord's Equipment, as defined in Section 22.03), furnished or installed by Tenant on the Demised
Premises, shall be and remain the property of Tenant and may be removed by
Tenant or others entitled to remove same at any time during the Lease Term provided that Tenant is not in default of this Lease, provided that such removal shall in no way affect Tenant's covenants with respect to the operation of the
Demised Premises pursuant to Section 3.09. Tenant shall repair all damage to the
Demised Premises caused by removal of any such trade fixtures by Tenant or its subtenants, licensees or mortgagees. Upon default of this Lease by Tenant,
Landlord shall have the option to purchase any or all of such trade fixtures, and equipment for $1.00, which option is assignable by Landlord.

Section 22.03 During the Lease Term, Tenant shall be entitled to use Landlord's equipment ("Landlord's Equipment") in Tenant's operations at the Demised
Premises. Landlord's Equipment shall include the following items located at each
Demised Premises on the Commencement Date: walk-in coolers/refrigerators, freezers, HVAC equipment and hoods. Tenant shall keep the Landlord's Equipment in good working order and repair (normal wear and tear, casualty and condemnation excepted), shall not remove Landlord's Equipment from the Demised
Premises and shall not permit any lien or other encumbrance to attach to
Landlord's Equipment. Tenant shall keep the equipment insured and shall be responsible for any casualty or other loss to Landlord's Equipment or occasioned by Landlord's Equipment. Tenant may, from time to time, retire or replace
Landlord's Equipment with new items of equipment purchased by Tenant, in which event such replaced items of Equipment shall become Landlord's Equipment.

                                  ARTICLE XXIII
                                   END OF TERM

Upon the expiration or earlier termination of the Lease Term, Tenant shall peaceably and quietly quit and surrender the Demised Premises, and all
Alterations which are then part of the Demised Premises, broom clean and in good order and condition, subject to reasonable wear and tear and except as provided in Articles XII and XIII. Tenant shall, within thirty (30) days prior to the end of the Lease Term, transfer to Landlord all plans, drawings, other Alteration
Information, and technical descriptions of the Property, and shall assign to
Landlord all assignable permits, licenses, authorizations and warranties with respect to the Property (in each case to the extent not previously transferred or assigned to Landlord). This Article XXIII shall survive the expiration or termination of the Lease.

                                  ARTICLE XXIV
                                  HOLDING OVER

If Tenant holds over in possession after the expiration of the Lease Term, then such holding over shall not be deemed to extend the Lease Term or renew this
Lease, but rather the tenancy thereafter shall continue as a tenancy at sufferance pursuant to the terms and conditions herein contained, at One Hundred
Fifty percent (150%) of the Fixed Rent; and Tenant shall be responsible for the consequences of any unauthorized holdover and shall indemnify, defend, protect
(with counsel selected by Landlord) and hold Landlord Parties wholly free and harmless of, from and against any and all damages, losses, costs, expenses and claims arising therefrom, including attorneys fees and costs.

                                   ARTICLE XXV
                            ASSIGNMENT AND SUBLETTING

Section 25.01 This Lease shall be fully assignable by the Landlord or its assigns, subject to the terms of Article XXXIV.

Section 25.02

                (a) Neither Tenant, nor Tenant's successors or assigns, shall assign in whole or in part, by operation of law or otherwise, or sublet the
Demised Premises, in whole or in part, or permit the Demised Premises or any portion of it to be used or occupied by others, or enter into a management contract or other arrangement whereby the Demised Premises shall be managed or operated by anyone other than the owner of the Tenant's leasehold estate, without the prior written consent of Landlord in each instance. Provided Tenant remains liable for all its obligations under this Lease,

Landlord shall not unreasonably withhold consent to an assignment of this Lease to an individual, partnership or corporation if such individual, partnership or corporation has, in the opinion of Landlord, a record of timely payment of obligations and compliance with applicable laws and is a commercially and financially sound individual, partnership, or corporation. Tenant may assign or sublease the Demised Premises without the consent of Landlord if such assignment or sublease is to a partnership of which Tenant is a general partner or a corporation of which Tenant is the majority shareholder or to the parent corporation of Tenant or an affiliate under common control of the parent corporation of Tenant or in the event of Tenants' merger or consolidation with another entity; provided further that no such assignment or sublease shall relieve Tenant of any liability hereunder, and Tenant shall not transfer its interest as a general partner (or as a majority shareholder as the case may be)
without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld.

                (b) Tenant shall submit current financial statements of any proposed assignee or sublessee together with Tenant's request for Landlord's approval of any proposed assignment or sublease, except if (i) the proposed assignee or sublessee is a partnership of which Tenant is a general partner, or is a corporation or limited liability company of which Tenant is a major shareholder, parent company or an affiliate under common control, and (ii) the financial statements of such proposed assignee or sublessee are consolidated with Tenant. Tenant shall reimburse Landlord for all costs and expenses actually paid by Landlord in connection with any requested assignment or sublease in an amount not to exceed Two Thousand Five Hundred Dollars ($2,500.00). Such amount shall increase by three percent (3%) on each anniversary of the Effective Date of this Lease.

                (c) If this Lease is assigned or transferred, or if all or any part of the Demised Premises is sublet or occupied by any party other than
Tenant, Landlord may collect rent from the assignee, transferee, subtenant or occupant, and apply the net amount collected to the Rent reserved in this Lease, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any covenant or condition of this Lease, or the acceptance of the assignee, transferee, subtenant or occupant as tenant, or a release of Tenant from the performance or further performance by Tenant of its obligations under this Lease. Without limiting the generality of the forgoing, Tenant expressly acknowledges and agrees that in the event of an assignment of this Lease, Tenant shall remain joint and severally liable with the assignee for all of the obligations under this Lease, and in all other cases of any transfer of Tenant's interest under this Lease, Tenant shall remain primarily liable for such obligations, unless released by Landlord in writing pursuant to Section 25.03.
Subject to the foregoing, the consent by Landlord to an assignment, transfer, management contract or subletting shall not in any way be construed to relieve
Tenant from obtaining the express written consent of Landlord in each instance to any subsequent similar action that Tenant may intend to take.

Section 25.03 Notwithstanding anything contained in Section 25.02 to the contrary, Tenant shall have the right to sublease the Demised Premises in the ordinary course of Tenant's business with Landlord's consent, which shall not be unreasonably withheld, and provided that Tenant delivers to Landlord copies of such sublease agreements contemporaneous with their effectiveness, and Tenant remains primarily liable for all obligations under this Lease.

Section 25.04 An assignment made with Landlord's consent or as otherwise permitted hereunder shall not be effective until Tenant delivers to Landlord an executed counterpart of such assignment containing an agreement, in recordable form, executed by the assignor and the proposed assignee, in which the assignee assumes the performance of the obligations of the assignor under this Lease throughout the Lease Term.

Section 25.05 This Lease shall be binding upon, enforceable by, and inure to the benefit of the parties hereto and their respective heirs, successors, representatives and assigns.

                                  ARTICLE XXVI
                         LANDLORD'S LOAN; TENANT'S LOAN

Section 26.01 This Lease shall be subject and subordinate to all ground leases and the lien of all mortgages and deeds of trust which now or hereafter affect
Landlord's interest in the Demised Premises, and all amendments thereto, all without the necessity of Tenant's executing further instruments to effect subordination. The interest in the Demised Premises of any such future ground lessee or lienholder shall have priority over the interest of Tenant in this
Lease and in the Demised Premises provided that such ground lessee or lienholder executes a non-disturbance and attornment agreement in the form of the
Subordination, Nondisturbance and Attornment Agreement attached as Exhibit F hereto. Tenant shall execute and deliver to Landlord on the Commencement Date a
Subordination, Nondisturbance and Attornment Agreement in the form of Exhibit F, and shall upon ten (10) days' written notice from Landlord, execute additional subordination, nondisturbance and attornment agreements and obtain from any subtenant at the Demised Premises, subordination, nondisturbance and attornment agreements substantially in the form of Exhibit F.

Section 26.02 In the event of a foreclosure proceeding, the exercise of the power of sale under any mortgage or deed of trust or the termination of a ground lease, Tenant shall, if requested, attorn to the purchaser thereupon and recognize such purchaser as Landlord under this Lease; provided, however,
Tenant's obligation to attorn to such purchaser shall be conditioned upon such purchaser's written agreement not to disturb Tenant's interest in this Lease, except that such purchaser shall be entitled to enforce all rights and remedies of Landlord hereunder.

Section 26.03 Books and Records. Tenant shall keep accurate books and records of account sufficient to permit the preparation of financial statements in accordance with generally accepted accounting principles as in effect in the
United States of America from time to time ("GAAP"). Landlord and its duly authorized representatives shall have the right to examine, copy and audit
Tenant's records and books of account at all reasonable times during regular business hours. Tenant shall provide, or cause to be provided, to Landlord, in addition to any other financial statements required under this Lease, the following financial statements and information, all of which must be prepared in a form acceptable to Landlord:

         (i) promptly and in any event within forty-five (45) days after the end of each of the first three (3) calendar quarters, and ninety (90) days after year-end, statements of financial position of Tenant as of the end of each such quarter or year-end, as applicable, including a balance sheet and statement of profits and losses, expenses and retained earnings, changes in financial position and cash flows, which statements shall be duly certified by an officer of Tenant to fairly represent the financial condition of Tenant, as of the date thereof, prepared by Tenant in accordance with GAAP, and, with respect to the year-end statement only, accompanied by a statement of a nationally recognized accounting firm acceptable to Landlord in its sole discretion that such financial statements present fairly, in all material respects, the financial condition of Tenant as of the end of the calendar year being reported on and that the results of the operations and cash flows for such year were prepared, and are being reported on, in conformity with GAAP; and

         (ii) Property level profit and loss statements on a monthly basis, delivered to Landlord on or before the twentieth (20th) day of the end of the following month, and containing year-to-date information; and

         (iii) such other information with respect to the Demised Property or
Tenant that may be reasonably requested from time to time by Landlord, within a reasonable time after the applicable request, provided that such information is collected by Tenant in the ordinary course of its business and that Tenant shall not incur additional costs in delivering same to Landlord. If Tenant is publicly traded on a national securities exchange, financial information reported by
Tenant to the Securities and Exchange Commission will satisfy the requirements of Section 26.03(i) hereof.

Section 26.04 Provided that Tenant and Landlord shall secure any required consent from Landlord's Lender, Tenant shall have the right to encumber or hypothecate Tenant's interest in the leasehold estate created by this Lease but only with a leasehold deed of trust, mortgage, assignment of leases, assignment, security agreement and/or other security document securing a loan from a lender approved by Landlord (collectively, a "Leasehold Mortgage"). All proceeds from such Leasehold Mortgage shall remain the property of Tenant.

Section 26.05 Landlord shall not be obligated to subordinate any or all of
Landlord's right, title or interest in and to the Demised Premises and this
Lease to the lien of any Leasehold Mortgage.

Section 26.06 A Leasehold Mortgage shall encumber only Tenant's leasehold interest in the Demised Premises, and shall not encumber Landlord's right title or interest in the Demised Premises. Landlord shall have no liability whatsoever for the payment of the note or any obligation secured by any Leasehold Mortgage or any other provisions of such note or the Leasehold Mortgage or related obligations. Should there be any conflict between the provisions of this Lease and of any Leasehold Mortgage, the provisions of this Lease shall control. No
Leasehold Mortgage will be for a term longer than the Term of this Lease, as and if extended as provided herein. Either prior to or concurrently with the recordation of the Leasehold Mortgage, Tenant shall cause a fully conformed copy thereof and of the note secured thereby to be delivered to Landlord, together with a written notice containing the name and post office address of the Lender
(as defined herein).

Section 26.07 If Landlord declares a default under this Lease, Landlord shall notify any Lender who has given Landlord a prior written request for such notice of such default by sending a copy of the default notice required under this
Lease to the Lender.

Section 26.08 Immediately upon the recording of the Leasehold Mortgage, Tenant, at Tenant's expense, shall cause to be recorded in the office of the County
Recorder of each county in which the Demised Premises is located, a written request duly executed and acknowledged by Landlord for a copy of any notice of default and of any notice of sale under the Leasehold Mortgage, as provided by the law in which the Demised Premises are located.

Section 26.9 If title to Landlord's estate and to Tenant's estate are acquired by the same person or entity, other than as a result of termination of this
Lease, no merger shall occur if the effect of such merger would impair the lien of any Leasehold Mortgage.

                                  ARTICLE XXVII
                          MAINTENANCE OF OUTSIDE AREAS

Section 27.01 The term "Outside Areas" shall refer to all areas outside of the
Buildings including all sidewalks, driveways, landscaping, trash enclosures, and trash compacting and loading areas on the Demised Premises.

Section 27.02 Tenant shall be responsible for maintaining the Outside Areas in a neat and clean condition, and shall ensure that debris from the operation of each restaurant on the Demised Premises are cleaned on a regular basis.

                                 ARTICLE XXVIII
                                  CERTIFICATES

Section 28.01

                (a) Tenant shall, at its sole cost and expense, at any time and from time to time, within ten (10) days after delivery of written request by
Landlord, deliver a written instrument to Landlord or any other person, firm or corporation specified by Landlord, duly executed and acknowledged, certifying that:

                        (i)   This Lease is unmodified and in full force and
                              effect, or if there has been any modification,
                              that the Lease is in full force and effect as
                              modified and stating any such modification;

                        (ii)  Whether or not there are then existing, to the
                              knowledge of the executing officer, any defenses
                              against the enforcement of any of the agreements,
                              terms, covenants or conditions of this Lease upon
                              the part of Tenant to be performed or complied
                              with, and, if so, specifying same (including,
                              without limitation, whether Tenant knows or does
                              not know of any default by Landlord in Landlord's
                              performance of all agreements, terms, covenants
                              and conditions to be performed by Landlord, and if
                              such default does exist, specifying same); and

                        (iii) The amounts and dates to which the Fixed Rent, and
                              Additional Rent have been paid, the amounts of any
                              and all outstanding balances of such items, if
                              any, known to Tenant.

                        (iv)  Such other truthful information reasonably
                              requested by Landlord.

                (b) Tenant's failure to so deliver said certificate shall
constitute an Event of Default at the sole option of Landlord and shall be conclusive as to the truthfulness of the items stated in Landlord's request.
Delivery of a completed Estoppel Certificate in substantially the form as set forth on Exhibit C attached hereto ("Estoppel Certificate") shall satisfy this requirement.

Section 28.02 Landlord shall, at its sole cost and expense, at any time and from time to time, within ten (10) days after request by Tenant deliver to Tenant or any entity indicated by Tenant a written instrument, certifying whether or not its Lease is in full force and effect; whether it has been modified (and if so setting forth such modification); whether Tenant has fully made all payments then and theretofore due under this Lease, and whether Landlord knows or does not know, as the case may be, of any default by Tenant in the performance by
Tenant of all agreements, terms, covenants and conditions on Tenant's part to be performed and if it does know of any failures or defaults, specifying same and setting forth such other truthful information as may be reasonably requested by
Tenant. Delivery of a completed Estoppel Certificate similar (except for the parties) to the form set forth on Exhibit C attached hereto shall satisfy this requirement.

                                  ARTICLE XXIX
                             RELATIONSHIP OF PARTIES

Nothing contained in this Lease shall be construed to create the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto other than the relationship of Landlord and Tenant.
Except as otherwise expressly provided herein, this Lease shall not in any way impose any liability upon the members, stockholders, officers, directors or trustees of Landlord if Landlord should be a limited liability company, corporate entity, or trust, or upon the stockholders, officers, directors or trustees of Tenant if Tenant should be a corporate entity or trust. If more than one person or entity is named as the Tenant hereunder, the obligations under this Lease of all such persons and entities as Tenant shall be joint and several.

                                   ARTICLE XXX
                                    RECORDING

Neither Landlord nor Tenant shall record this Lease; however, upon the request of either party hereto, the other party shall join in the execution of a memorandum of lease for the purposes of recordation in the form attached hereto as Exhibit D and by this reference incorporated herein (the "Memorandum"). The
Memorandum shall describe the parties, the Demised Premises, the term of this
Lease, any special provisions other than those pertaining to Rent and shall incorporate this Lease by reference. Tenant shall pay all costs charged or collected by the County Recorders to record the Memoranda.

                                  ARTICLE XXXI
                          CAPTIONS AND SECTION NUMBERS

The captions, section numbers, and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles nor in any way affect this Lease.

                                  ARTICLE XXXII
                                 APPLICABLE LAW

This Lease shall be governed by, and construed in accordance with the laws of the State of New York. If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each provision of the Lease shall be valid and enforceable to the fullest extent permitted by the law.

                                 ARTICLE XXXIII
                                ENTIRE AGREEMENT

This Lease and the Exhibits attached hereto, all of which form a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Demised Premises, and there are no covenants, promises, agreements, conditions or understandings heretofore made, either oral or written, between them other than as herein set forth. No modification, amendment, change or addition to this Lease shall be binding upon
Landlord or Tenant unless reduced to writing and signed by each party. Time is of the essence of this Lease.

                                  ARTICLE XXXIV
                              LANDLORD'S LIABILITY

The obligations of Landlord under this Lease are not personal obligations of the individual members, partners, directors, officers, shareholders, agents or employees of Landlord; Tenant shall look solely to the Demised Premises for satisfaction of any liability of Landlord and shall not look to other assets of
Landlord nor seek recourse against the assets of the individual members, partners, directors, officers, shareholders, agents or employees of Landlord.
Whenever Landlord transfers its interest, Landlord shall be automatically released from further performance under this Lease and from all further liabilities and expenses hereunder, provided the transferee of Landlord's interest assumes all liabilities and obligations of Landlord hereunder from the date of such transfer.

                                  ARTICLE XXXV
                                 ATTORNEYS' FEES

If any legal action should be commenced in any court regarding any dispute arising between the parties hereto, or their successors and assigns, concerning any provision of this Lease or the rights and duties of any person in relation thereto, then the prevailing party therein shall be entitled to collect its reasonable expenses, attorneys' fee and court costs, including the same on appeal. As used herein, the term "prevailing party" means the party who, in light of the claims, causes of action, and defenses asserted, is afforded greater relief.

                                  ARTICLE XXXVI
                              INTENTIONALLY DELETED

                                 ARTICLE XXXVII
                                  ENVIRONMENTAL

Section 37.01

                (a) For the purpose of this Lease, the following definitions pertaining to environmental matters shall apply:

"Environmental Conditions" means the conditions of "Environmental Media" (as defined below), and the conditions of any part of the Demised Premises, including but not limited to building materials, which affect or may affect
Environmental Media.

"Environmental Laws" shall mean any federal, state or local law, statute, ordinance, permit condition or regulation pertaining to public health, occupational health and safety, natural resources or environmental protection, including, without limitation: (1) the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, 42 U.S. C. ? 9601 et seq. as amended
("CERCLA"), the Solid Waste Disposal Act, 42 U.S.C. ? 6901 et seq. as amended
("RCRA"), the Federal Water Pollution Control Act of 1972, as amended by the
Clean Water Act of 1977, as amended, 33 U.S.C. 1251 et seq.; the Toxic
Substances Control Act of 1976, as amended, 15 U.S.C. 2601 et seq.; the
Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. 11001 et
seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of
1990, 42 USC 7401 et seq.; the National Environmental Policy Act of 1970, as
amended, 42 USC 4321 et seq.; the Rivers and Harbors Act of 1899, as amended, 33
USC 401 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C.
Section 801 et seq. the Endangered Species Act of 1973, as amended, 16 U.S.C.
1531, et seq.; the Occupational Safety and Health Act of 1970, as amended 29
U.S.C. 651, et seq.; the Safe Drinking Water Act of 1974, as amended, 42 U.S.C.
300(f) et seq.,

the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq. as
amended, and all regulations, published governmental policies, and administrative or judicial orders promulgated under said laws; (2) all state or local laws which implement the foregoing federal laws or which pertain to public health and safety, occupational health and safety, natural resources or environmental protection: all as amended from time to time, and all regulations, published governmental policies, and administrative or judicial orders promulgated under the foregoing laws; (3) all federal and state common law, including but not limited to the common law of public or private nuisance, trespass, negligence or strict liability, where such common law pertains to public health and safety, occupational health and safety, natural resources, environmental protection, or the use and enjoyment of property, and all judicial orders promulgated under said laws; and (4) all comparable local laws and comparable laws of other jurisdictions.

"Environmental Media" means soil, fill material, or other geologic materials at all depths, groundwater at all depths, surface water including storm water and sewerage, indoor and outdoor air, and all living organisms, including without limitation all animals and plants, whether such Environmental Media are located on or off the Demised Premises.

"Hazardous Materials" means any ignitable, reactive, explosive, corrosive, carcinogenic, mutagenic, toxic or radioactive material, whether virgin material, secondary material, by-product, waste or recycled material, defined, regulated or designated as a contaminant, pollutant, hazardous or toxic substance, material, waste, contaminant or pollutant under any Environmental Laws or any other federal, state or local law, statute, regulation, ordinance, or governmental policy presently in effect or as amended or promulgated in the future, and shall specifically include, without limitation: (a) those materials included within the definitions of "hazardous substances," "extremely hazardous substances," "hazardous materials," "toxic substances" "toxic pollutants,"
"hazardous air pollutants" "toxic air contaminants," "solid waste," "hazardous waste," "pollutants," contaminants" or similar categories under any
Environmental Laws; (b) those materials which create liability under common law theories of public or private nuisance, negligence, trespass or strict liability; and (c) specifically including, without limitation, any material, waste or substance which contains: (i) petroleum or petroleum derivatives byproducts, including crude oil and any fraction thereof and waste oil; (ii)
asbestos; (iii) polychlorinated biphenyls; (iv) formaldehyde; and (v) radon.

"Release" means any active or passive spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into any Environmental Media. For the purposes of this Lease,
"Release" also includes any threatened Release.

"Remedial Activities" means any investigation, work plan preparation removal, repair, cleanup, abatement, remediation, monitored natural attenuation, natural resource damage assessment and restoration, closure, post-closure, detoxification or remedial activity of any kind whatsoever necessary to address
Environmental Conditions.

"Use" means the receipt, handling, generation, storage, treatment, recycling, transfer, transportation, introduction, or incorporation into, on, about, under or from the Demised Premises.

                (b) Tenant acknowledges that it owned and operated the Demised
Premises prior to selling the Demised Premises to Landlord and that Landlord makes no warranties or representations of any kind, or in any manner or in any form whatsoever, as to the status of Environmental Conditions or Hazardous
Materials at the Demised Premises. Landlord has granted Tenant the absolute right to inquire with regard to the Environmental Conditions of the Demised
Premises, including the right to inquire and obtain from Landlord or Landlord's predecessor copies of any and all existing environmental assessments. Landlord agrees to furnish Tenant with all copies of non-legally privileged environmental reports covering the Demised Premises, if any, which are in the possession of
Landlord. Tenant will conduct at its own expense any and all investigations regarding Environmental Conditions of the Demised Premises and will satisfy itself as to the absence or existence of Hazardous Materials contamination of the Demised Premises. Tenant's entry into this Lease shall be made at its sole risk.

Section 37.02 From and after the Effective Date, Tenant shall not be entitled to the Use of any Hazardous Materials at the Demised Premises, unless performed in full compliance with all Environmental Laws and any other applicable local, state and federal statutes, orders, ordinances, rules and regulations. Tenant shall be prohibited from conducting or allowing the Release of Hazardous
Materials onto, on, about, under or from the Demised Premises, the exception being sewer or other permitted discharges or Releases, in full compliance with all Environmental Laws and any other applicable laws. From and after the date of this Lease, Tenant covenants to, and shall, undertake all Remedial Activities necessary to address any Use or Release of Hazardous Materials after the date of this Lease, by Tenant or its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors ("Other Parties"), or otherwise adversely affecting the Demised Premises at Tenant's sole cost and expense, and shall give immediate written notice of same to Landlord. If any Remedial
Activities are required to be performed at any location other than the Demised
Premises, Tenant shall use its best efforts to obtain any required access agreements from third parties

Section 37.03 In addition to any other obligation herein, Tenant shall defend, indemnify and hold Landlord Parties free and harmless from any and all claims, losses, liabilities and other obligations of any kind whatsoever that may be made against or incurred by Landlord Parties in connection with (i) the violation of any Environmental Law, or (ii) Hazardous Materials or Environmental
Conditions at or from the Demised Premises whether heretofore now existing or hereafter arising, and whether in connection with or as a result of Tenant's operations at the Demised Premises, including without limitation any and all costs and fees of attorneys or experts incurred by Landlord in defending against same; provided, however, that the foregoing indemnity shall not be applicable to the extent any such claims are directly attributed to the gross negligence, or willful misconduct of Landlord. This and any other right of Landlord may be assigned to its successors in interest under the terms of this Lease.

Section 37.04 Within fifteen (15) days after notification to Tenant, Tenant shall inform Landlord in writing of (i) any and all enforcement actions, initiation of Remedial Activities where no Remedial Activities are currently being conducted upon receipt of such notification, or other governmental or regulatory actions (excluding routine actions such as permit renewals)
instituted, completed or threatened pursuant to any Environmental Laws affecting the Demised Premises; (ii) all claims made or threatened by any third person against Tenant or the Demised Premises relating in any way whatsoever to
Hazardous Materials or Environmental Conditions (the matters set forth in clauses (i) and (ii) are hereinafter referred to as "Environmental Claims");
(iii) Tenant's knowledge of any material Release of Hazardous Materials at, on, in, under to or from the Demised Premises or on, in or under any adjoining property. Tenant shall also supply to Landlord within three (3) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings, asserted violations or other communications relating in any way to the matters described in this Section.

Section 37.05 In addition to any other obligations herein, Tenant shall be solely responsible for and shall indemnify and hold harmless all Landlord
Parties from and against any and all private or governmental claims, lawsuits, administrative proceedings, judgments, penalties, fines, proceedings, loss, damage, cost, expense or liability directly or indirectly arising out of or associated in any manner whatsoever with Tenant's Use or the presence of
Hazardous Materials (which may have occurred at any time including prior to the term hereof) or Release of Hazardous Materials at, on, under, about or from the
Demised Premises during the term hereof, including any extensions. Tenant's indemnity and release includes, without limitation: (i) the costs associated with Remedial Activities, including all necessary plans and reports, incurred by the U.S. Environmental Protection Agency, or any other federal, state or local governmental agency or entity or by any other person, incurred pursuant to the
CERCLA, RCRA, or any other applicable Environmental Laws; (ii) any oversight charges, fines, damages or penalties arising from the presence or Release of
Hazardous Materials, and any related Remedial Activities, incurred pursuant to the provisions of CERCLA, RCRA, or any other applicable Environmental Laws;
(iii) any liability to third parties arising out of the presence or Release of
Hazardous Materials for personal injury, bodily injury, or property damage arising under any statutory or common law theory, including damages assessed for the maintenance of a public or private nuisance, the costs of Remedial
Activities, or for the carrying on of an abnormally dangerous activity; (iv) all direct or indirect compensatory, consequential, or punitive damages arising out of any claim based on the presence or Release of Hazardous Materials or damage or threatened damage to Environmental Conditions; (v) any and all reasonable costs, fees and expenses of attorneys, consultants and experts incurred or sustained in making any investigation on account of any claim, in prosecuting or defending any action brought in connection therewith, in obtaining or seeking to obtain a release therefrom, or in enforcing any of the agreements herein contained; and (vi) Rent during any period of Remedial Activities equal to the
Base Rent then in effect, or if the Lease has terminated, the Base Monthly Rent which was in effect on the Termination Date; provided, however, that the foregoing indemnity shall not be applicable to the extent any such claims are directly attributable to the gross negligence or willful misconduct of Landlord
The foregoing indemnity shall apply to Tenant's Use of Hazardous Materials irrespective of whether any of Tenant's activities were or will be undertaken in accordance with Environmental Laws or other applicable laws, regulations, codes and ordinances. This indemnity is intended to be operable under 42 U.S. C.?
9607(e)(1). Tenant specifically agrees that it shall not sue or seek contribution from any indemnitee or any successors or assigns thereof in any matter relating to any Hazardous Material liability except as a result of the gross negligence of Landlord or other Landlord Parties on the Demised Premises.
All costs and expenses related to this paragraph incurred by Landlord shall be repaid by Tenant to Landlord as Additional Rent. This indemnity shall survive termination of the Lease.

                                 ARTICLE XXXVIII
                                     ADDENDA

Section 38.01 The following exhibits have been agreed to by the parties and attached hereto or initialed by the parties prior to the execution hereof, it being the intention of the parties that they shall become a binding part of this
Lease as if fully set forth herein.

           Exhibit A  Location/Legal Description/Address of the Real Property
           Exhibit B  Tenant's Personal Property List
           Exhibit C  Tenant's Estoppel Certificate
           Exhibit D  Memorandum of Lease
           Exhibit E  Intentionally Deleted
           Exhibit F  Subordination, Nondisturbance and Attornment Agreement

                                  ARTICLE XXXIX
                                  COUNTERPARTS

Section 39.01 This Lease may be executed in counterparts and shall be binding on all the parties hereto as if one document had been signed. The delivery of an executed copy of this Lease by facsimile transmission shall have the same force and effect as the delivery of the original, signed copy of this Lease.

                         [SIGNATURES ON FOLLOWING PAGE]

 IN WITNESS WHEREOF, the parties have executed this Lease to be effective as of the date first above written.

                                    LANDLORD:

                                    FRI FISH, LLC

                                    By:
-----------------------------          -----------------------------------------
Witness                             Name:
                                         ---------------------------------------
                                            Title:
                                                  ------------------------------

----------------------------
Witness

                                    TENANT:

                                    SHELLS SEAFOOD RESTAURANTS, INC

                                    By:
-----------------------------          -----------------------------------------
Witness                             Name:
                                         ---------------------------------------
                                            Title:
                                                  ------------------------------

----------------------------
Witness

                                    EXHIBIT A

               LOCATION/LEGAL DESCRIPTION/ADDRESS OF REAL PROPERTY

Physical Address:

3415 S.W. College Road, Ocala, FL 34474

                                    EXHIBIT B

                         TENANT'S PERSONAL PROPERTY LIST

                                    EXHIBIT C

                          TENANT'S ESTOPPEL CERTIFICATE

                  The undersigned, ________________, whose address is 16313
North Dale Mabry Hwy., Ste 100, Tampa, FL 33618 represents and certifies as follows:

                  1. The undersigned is (i) the tenant ("Tenant") under that certain lease ("Lease") dated _______________ with _____________________ as
Landlord, covering the property described therein (collectively the "Demised
Property").

                  2. The Lease constitutes the only agreement (either written or oral) the undersigned has with respect to the Demised Property and any right of occupancy or use thereof.

                  3. The Lease is in full force and effect and has not been
assigned, subleased, supplemented, modified or amended except as follows:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  4. The undersigned presently occupies the Demised Property and is paying rent on a current basis. No rent has been paid by Tenant in advance except for the monthly rental that became due on _______________, and a security deposit in the sum of US$0.00 now held by Landlord in accordance with the terms of the Lease.

                  5. The monthly Fixed Rent is the sum of Dollars
(US$_____________).

                  6. The present Lease term expires on ________________ and
there are no options to renew except: four (5) five-year options.

                  7. There are no defaults under the Lease by Landlord or any events which with the passage of time or giving of notice or both will result in any such default. The undersigned does not presently have (nor with the passage of time or giving of notice or both will have) any offset, charge, lien, claim, termination right or defense under the Lease.

                  8. The undersigned occupies and has accepted possession of the
Demised Property covered by the Lease. All obligations of Landlord under the
Lease required to be performed to date, including any improvements to be constructed by Landlord (or its predecessors or successors) or the granting of any free rent, rent credit, offset, deductions, building allowance or rent reduction have been completed to the satisfaction of the undersigned.

                  9. Landlord has no personal liability under the Lease
(recourse against Landlord being limited to Landlord's interest in the Demised
Property).

                  10. The undersigned is aware that third parties intend to rely upon this Certificate and the statements set forth herein and that the statements and facts set forth above shall be binding on the undersigned

                  11. The undersigned and the persons executing this Certificate on behalf of the undersigned have the power and authority to execute and deliver this Certificate.

                  12. Tenant has no right of first refusal, or option to
purchase, with respect to all or any portion of any Demised Property; and

                  13.  No deposits or prepayments of rent have been made in
connection  with the Lease,  except as follows:
                                               ---------------------------------

                        "TENANT"

                        Shells Seafood Restaurants, Inc.

                        By:
                                 -------------------------------------------
                        Name:
                                 -------------------------------------------
                        Title:
                                 -------------------------------------------

                                    EXHIBIT D

                               MEMORANDUM OF LEASE

--------------------------------------------------------------------------------
          (Above space reserved for recorder and recording information)

This instrument prepared by and          |
after recording return to:               |
                                         |
                                         |
--------------------------------------------------------------------------------

                               MEMORANDUM OF LEASE

This Memorandum of Lease is made and entered into as of April 17, 2006 by and between FRI FISH, LLC ("Landlord") and Shells Seafood Restaurants, Inc.
("Tenant"), who agree as follows:

1. Terms and Premises. Pursuant to a certain Land and Building Lease (the
"Lease") dated April 17, 2006 entered into between Landlord and Tenant, Landlord has leased to Tenant and Tenant has leased from Landlord a leasehold estate for years in and to Landlord's reversionary fee simple interest in that certain real property, together with all the improvements thereon and appurtenances thereunto belonging (the "Premises"), more particularly described on Exhibit "A" which is attached hereto and incorporated herein, commonly known as:

3415 S.W. COLLEGE ROAD, OCALA, FL 34474

- commencing on April 17, 2006 and expiring on April 16, 2026. Tenant has FOUR
(4) five-year options to extend the term of the Lease, all as more particularly set forth in the Lease.

2. Subordination Provisions. Tenant's rights under the Lease shall at all times be subject and subordinate to any fee mortgages and/or trust deeds now or hereafter filed against the Premises and to the rights of any Fee Mortgagee thereunder or as otherwise set forth in Section 26.01 of the Lease.

3. Purpose of Memorandum of Lease. This Memorandum of Lease is executed and recorded to give public notice of the Lease between the parties and all terms and conditions of the Lease are incorporated by reference into this Memorandum and this Memorandum of Lease does not modify the provisions of the Lease. If there are any conflicts between the Lease and this Memorandum of Lease, the provisions of the Lease shall prevail. The rights and obligations set forth herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Any term not defined herein shall have the meaning as set forth in the Lease.

                  [SIGNATURES AND ACKNOWLEDGMENTS ON NEXT PAGE]

LANDLORD:                                                     TENANT:

FRI FISH, LLC                                                 SHELLS SEAFOOD RESTAURANTS, INC.

By:                                                           By:
   ------------------------------------------------

Date:                                                         Date:
     ----------------------------------------------

Signed, sealed, and delivered this _____                      Signed, sealed, and delivered this _____
day of ______________, _______ in the presence of:            day of _____________, _________ in the presence of:

---------------------------------------------------           ---------------------------------------
Witness                                                       Witness

Witness                                                       Witness

---------------------------------------------------           -------------------------------------
Notary Public, County of _____________,                       Notary Public, County of _____________,
State of __________________                                   State of __________________

My commission expires:_________________                       My commission expires:_________________

(Notary Seal)                                                 (Notary Seal)

                                    EXHIBIT E

                              INTENTIONALLY DELETED

                                    EXHIBIT F

             SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

------------------------

------------------------

------------------------

------------------------

Attn:     ______________________
Loan No.  ______________________

================================================================================

          SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT,
                    ATTORNMENT AND NON-DISTURBANCE AGREEMENT
                            (Lease To Deed of Trust)

NOTICE:     THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN
            THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN
            OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ATTORNMENT AND
NON-DISTURBANCE AGREEMENT ("Agreement") is made DATE OF DOCUMENTS by and between
BORROWER NAME, a general partnership ("Owner", or "Lessor"), NAME OF LESSEE HERE
("Lessee") and _______________ ("Lender").

                                 R E C I T A L S

A.    Pursuant to the terms and provisions of a lease dated ____________,
      2006 ("Lease"), Owner, as "Lessor", granted to Lessee a leasehold estate in and to a portion of the property described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the "Property").

B.    Owner has executed, or proposes to execute, a deed of trust with absolute assignment of leases and rents, security agreement and fixture filing ("Deed of Trust") securing, among other things, a promissory note ("Note") in the principal sum of LOAN AMOUNT AND NO/100THS DOLLARS
      ($LOAN AMOUNT NOS.), dated DATE OF DOCUMENTS, in favor of Lender, which
      Note is payable with interest and upon the terms and conditions described therein ("Loan"). The Deed of Trust is to be recorded concurrently herewith.

C.    As a condition to making the Loan secured by the Deed of Trust, Lender requires that the Deed of Trust be unconditionally and at all times remain a lien on the Property, prior and superior to all the rights of
      Lessee under the Lease and that the Lessee specifically and unconditionally subordinate the Lease to the lien of the Deed of Trust, in each case, in accordance with the terms and provisions of this
      Agreement.

E.    Owner and Lessee have agreed to the subordination, attornment and other agreements herein in favor of Lender.

NOW THEREFORE, for valuable consideration and to induce Lender to make the Loan,
Owner and Lessee hereby agree for the benefit of Lender as follows:

SUBORDINATION. Owner and Lessee hereby agree that:

      1.1 Prior Lien. The Deed of Trust securing the Note in favor of Lender, and any modifications, renewals or extensions thereof, shall unconditionally be and at all times remain a lien on the Property prior and superior to the Lease;

      1.2 Subordination. Lender would not make the Loan without this agreement to subordinate; and

      1.3 Whole Agreement. This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease to the lien of the Deed of Trust and shall supersede and cancel, but only insofar as would affect the priority between the Deed of Trust and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust or to a mortgage or mortgages. AND FURTHER, Lessee individually declares, agrees and acknowledges for the benefit of Lender, that:

      1.4 Use of Proceeds. Lender, in making disbursements pursuant to the Note, the Deed of Trust or any loan agreements with respect to the Property, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part;

      1.5 Subordination. Lessee intentionally and unconditionally subordinates all of Lessee's right, title and interest in and to the Property to the lien of the Deed of Trust, in accordance with the terms and provisions of this
Agreement, and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Lender and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

2. ASSIGNMENT. LESSEE ACKNOWLEDGES AND CONSENTS TO THE ASSIGNMENT OF THE LEASE
BY LESSOR IN FAVOR OF LENDER.

3. ESTOPPEL. LESSEE ACKNOWLEDGES AND REPRESENTS THAT:

      3.1 Lease Effective. The Lease has been duly executed and delivered by
Lessee and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Lessee thereunder are valid and binding and there have been no modifications or additions to the Lease, written or oral;

      3.2 No Default. To the best of Lessee's knowledge, as of the date hereof:
(i) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease; and (ii) there are no existing claims, defenses or offsets against rental due or to become due under the Lease;

      3.3 Entire Agreement. The Lease, together with the Purchase and Sale
Agreement referred to therein, constitutes the entire agreement between Lessor and Lessee with respect to the Property, and Lessee claims no rights with respect to the Property other than as set forth in the Lease or the Purchase and
Sale Agreement;

      3.4 No Right of First Refusal or Option to Purchase: Neither the Lease nor
the Purchase and Sale Agreement grants to Lessee any right of first refusal, or option to purchase, with respect to all or any portion of the Property; and

      3.5 No Prepaid Rent. No deposits or prepayments of rent have been made in connection with the Lease, except as follows: (if none, state "None")
____________________________________.

4. ADDITIONAL AGREEMENTS. Lessee covenants and agrees that, during all such times as Lender is the Beneficiary under the Deed of Trust:

      4.1 Notice of Default. Lessee will notify Lender in writing concurrently with any notice given to Lessor of any default by Lessor under the Lease, and
Lessee agrees that Lender has the right (but not the obligation) to cure any breach or default specified in such notice within the time periods set forth below and Lessee will not declare a default of the Lease, as to Lender, if
Lender cures such default within fifteen (15) days from and after the expiration of the time period provided in the Lease for the cure thereof by Lessor;
provided, however, that if such default cannot with diligence be cured by Lender with-in such fifteen (15) day period, the commencement of action by Lender within such fifteen (15) day period to remedy the same shall be deemed sufficient so long as Lender pursues such cure with diligence;

      4.2 Assignment of Rents. Upon receipt by Lessee of written notice from
Lender that Lender has elected to terminate the license granted to Lessor to collect rents, as provided in the Deed of Trust, and directing the payment of rents by Lessee to Lender, Lessee shall comply with such direction to pay and shall not be required to determine whether Lessor is in default under the Loan and/or the Deed of Trust.

      4.3 Certain Actions Not Binding on Lender. Lender shall not be bound by any modification, amendment, termination or cancellation of the Lease (in whole or in part) that was effected without Lender's prior written consent.

5. ATTORNMENT. IN THE EVENT OF A FORECLOSURE UNDER THE DEED OF TRUST, LESSEE
AGREES FOR THE BENEFIT OF LENDER (INCLUDING FOR THIS PURPOSE ANY TRANSFEREE OF
LENDER OR ANY TRANSFEREE OF LESSOR'S TITLE IN AND TO THE PROPERTY BY LENDER'S
EXERCISE OF THE REMEDY OF SALE BY FORECLOSURE UNDER THE DEED OF TRUST), UPON THE
RECEIPT BY LESSEE OF WRITTEN NOTICE OF SUCH FORECLOSURE, AS FOLLOWS:

      5.1 Payment of Rent. Lessee shall pay to Lender all rental payments required to be made by Lessee pursuant to the terms of the Lease for the duration of the term of the Lease;

      5.2 Continuation of Performance. Lessee shall be bound to Lender in accordance with all of the provisions of the Lease for the balance of the term thereof; provided that the Lease shall be deemed not to include any modification, amendment, termination or cancellation of the Lease (in whole or in part) that was effected without Lender's prior written consent; and Lessee hereby attorns to Lender as its landlord, and Lender hereby accepts such attornment, such attornment to be effective and self-operative without the execution of any further instrument immediately upon Lender succeeding to
Lessor's interest in the Lease and giving written notice thereof to Lessee;

      5.3 No Offset. Lender shall not be liable for, nor subject to, any offsets or defenses which Lessee may have by reason of any act or omission of Lessor under the Lease with respect to the period preceding the effectiveness of the attornment provided for herein, nor for the return of any sums which Lessee may have paid to Lessor under the Lease (a) as and for security deposits, rentals paid more than one (1) month before the time when they became due under the lease, or otherwise, except to the extent that such sums are actually delivered by Lessor to Lender and applied to amounts due in respect of the Loan (or held by Lender as collateral therefore); and, for purposes of determining the rentals due under the Lease, any amount paid in respect of rentals paid more than one
(1) month before the time such amount became due under the Lease and not delivered by Lessor to Lender and applied to amounts due in respect of the Loan
(or held by Lender as collateral therefore) shall be treated as if they had not been paid; or (b) any payment made by Lessee to Lessor in consideration of any modification, termination or cancellation of the Lease (in whole or in part)
without Lender's prior written consent.

      5.4 Subsequent Transfer. If Lender, by succeeding to the interest of
Lessor under the Lease, should become obligated to perform the covenants of
Lessor thereunder, then, upon any further transfer of Lessor's interest by
Lender, all of such obligations shall terminate as to Lender.

6.    NON-DISTURBANCE. IN THE EVENT OF A FORECLOSURE UNDER THE DEED OF TRUST, SO
LONG AS THERE SHALL THEN EXIST NO "EVENT OF DEFAULT" ON THE PART OF LESSEE UNDER
(AND AS DEFINED IN) THE LEASE, LENDER AGREES FOR ITSELF AND ITS SUCCESSORS AND
ASSIGNS THAT THE LEASEHOLD INTEREST OF LESSEE UNDER THE LEASE SHALL NOT BE
EXTINGUISHED OR TERMINATED BY REASON OF SUCH FORECLOSURE, BUT RATHER THE LEASE
SHALL CONTINUE IN FULL FORCE AND EFFECT IN ACCORDANCE WITH THE TERMS THEREOF
EXCEPT AS MODIFIED OR LIMITED BY THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION,
THE PROVISIONS OF SECTIONS 4.3 AND 5.2 HEREOF), AND LENDER SHALL RECOGNIZE AND
ACCEPT LESSEE AS TENANT UNDER THE LEASE SUBJECT TO THE TERMS AND PROVISIONS OF
THE LEASE EXCEPT AS MODIFIED OR LIMITED BY THIS AGREEMENT.

7.    MISCELLANEOUS.

      7.1 Heirs, Successors, Assigns and Transferees. The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto; and

      7.2 Notices. All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be deemed served upon delivery or, if mailed, upon the first to occur of receipt or the expiration of three (3)
days after deposit in United States Postal Service, certified mail, postage prepaid and addressed to the address of Lessee or Lender appearing below:

"OWNER"                                                "LENDER"

BORROWER NAME, a general partnership                   ________________
STREET ADDRESS                                         ________________
CITY, STATE  ZIP                                       ________________
                                                       ________________

                                                       Attn:  ________________
                                                       Loan No. ______________

"LESSEE"

NAME OF LESSEE HERE
LESSEE'S ADDRESS (STACKED) HERE

provided, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement; and

      7.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument; and

      7.4 Remedies Cumulative. All rights of Lender herein to collect rents on behalf of Lessor under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Lessor or others; and

      7.5 Paragraph Headings. Paragraph headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.

      7.6 Lender's Consent. If the Lease is being entered into by Owner after the making of the Loan, Lender hereby consents to Owner's entry into the Lease.

      7.7 Owner's Consent. By its execution and delivery of this Agreement,
Owner consents to, and authorizes Lessee to comply with, each of the provisions hereof.

INCORPORATION. Exhibit A is attached hereto and incorporated herein by this reference. IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NOTICE:     THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE
            PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN A
            PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT
            OF THE LAND.

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREE-MENT, THE PARTIES
CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

                                "OWNER"

                                BORROWER NAME,
                                a general partnership

                                By:
                                    --------------------------------------------
                                Its:
                                    --------------------------------------------

STATE OF __________________
COUNTY OF _________________  SS.

On this ______ day of ____________________, 20__, before me, ____________a
Notary Public in and for the State of _______________, personally appeared personally known to me (or proved on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s)
acted, executed the instrument.

WITNESS my hand and official seal
Signature
          -------------------------------------------

My commission expires
                      -------------------------------

                                "LENDER"

                                --------------------

                                By:
                                     -------------------------------------------
                                     Signee's Name
                                Its: Signee's Title

STATE OF __________________
COUNTY OF _________________  SS.

On this ______ day of ____________________, 20__, before me, ____________a
Notary Public in and for the State of _______________, personally appeared personally known to me (or proved on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s)
acted, executed the instrument.

WITNESS my hand and official seal
Signature
          -------------------------------------------

My commission expires
                      -------------------------------

                                "LESSEE"

                                NAME OF LESSEE HERE

                                LESSEE SIGNATURE BLOCK HERE

STATE OF __________________
COUNTY OF _________________  SS.

On this ______ day of ____________________, 20__, before me, ____________a
Notary Public in and for the State of _______________, personally appeared personally known to me (or proved on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s)
acted, executed the instrument.

WITNESS my hand and official seal
Signature
          -------------------------------------------

My commission expires
                      -------------------------------

(ALL SIGNATURES MUST BE ACKNOWLEDGED)

                             DESCRIPTION OF PROPERTY

EXHIBIT A to Subordination Agreement; Acknowledgment of Lease Assignment,
Attornment and Non-Disturbance Agreement dated as of DATE OF DOCUMENTS, executed by BORROWER NAME, a general partnership as "Owner", NAME OF LESSEE HERE, as
"Lessee", and ___________________________, as "Lender". All that certain real property located in the County of PROPERTY COUNTY, State of ____________,
described as follows:

APN